UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ATRION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Atrion Corporation
One Allentown Parkway
Allen, Texas 75002
Telephone: 972-390-9800
April 9, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 annual meeting of stockholders of Atrion Corporation to be held on Tuesday, May 21, 2024 at 10:00 a.m., Central Time, at our offices in Allen, Texas. A notice of the annual meeting and the Company’s proxy statement accompany this letter. The business to be conducted at the annual meeting is described in our proxy statement. We have also made a copy of our 2023 Annual Report to Stockholders available with our proxy statement. We encourage you to read these materials because they contain important information about the Company.
We are furnishing our proxy materials to stockholders primarily over the Internet. Accordingly, we have mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how our proxy materials may be accessed and reviewed on the Internet and how votes may be cast. We believe this method of distribution provides a convenient and environmentally friendly way for you to access our proxy materials.
Your vote is very important to us whether or not you will attend the meeting in person. Accordingly, please vote as soon as possible. To vote your shares, please refer to the instructions for voting in the Company’s proxy statement or in the Notice of Internet Availability of Proxy Materials or proxy card.
Thank you for your continued support of the Company.
Sincerely,
David A. Battat
President and Chief Executive Officer

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Atrion Corporation:
Notice is hereby given that the 2024 annual meeting of stockholders of Atrion Corporation (the “Company”) will be held on Tuesday, May 21, 2024 at 10:00 a.m., Central Time, at the Company’s principal executive offices, One Allentown Parkway, Allen, Texas 75002, for the following purposes:
1.
Election of one Class II director.

2.
Approval of an amendment of the Company’s Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law.

3.
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2024.

4.
Approval, on an advisory basis, of executive officer compensation.

5.
Transaction of such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on March 25, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.
By Order of the Board of Directors
Cindy Ferguson
Vice President and Chief Financial
Officer, Secretary, and Treasurer
April 9, 2024
IMPORTANT
WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

i

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2024
This proxy statement is being furnished to the stockholders of Atrion Corporation (sometimes referred to herein as “Atrion,” “we,” “us,” “our,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the 2024 annual meeting of stockholders to be held at the Company’s principal executive offices, One Allentown Parkway, Allen, Texas 75002 on Tuesday, May 21, 2024 at 10:00 a.m., Central Time, and at any adjournment of such meeting. The notice of annual meeting, proxy statement, and form of proxy and the Company’s 2023 Annual Report are first being made available to stockholders on or about April 9, 2024.
PROXY STATEMENT SUMMARY
This summary highlights selected information in this proxy statement and certain other financial information. Please review this entire proxy statement and the accompanying letter to stockholders before voting. This proxy statement and the letter to stockholders are available at www.proxyvote.com.
About Atrion
Atrion (Nasdaq: ATRI) develops and manufactures products primarily for medical applications, targeting niche markets with particular emphasis on fluid delivery, cardiovascular, and ophthalmology applications. The Company is headquartered in Allen, Texas, with design and manufacturing facilities in Alabama, Florida, and Texas.
2023 in Review
• Operating margin was 13.3%.
• Revenue was $169.3 million.
• Net income margin was 11.5%.
• EBITDA margin was 21.7%.(1)
• Earnings per diluted share were $11.02.
• Cash flows from operating activities were $20.0 million.
• Dividends were increased for the 20th consecutive year.
• Returned $17.0 million to stockholders through dividends and stock repurchases.
• Total assets were $260.8 million at year end.

(1)
EBITDA margin is a non-GAAP financial measure. For a reconciliation of this non-GAAP financial measure and EBITDA to their most comparable GAAP financial measures, see Appendix A below.

Voting Matters and Board Recommendations
Item	Voting Recommendation of the Board	Page References
Election of one Class II director	FOR THE NOMINEE	9
Approval of an amendment of the Company’s Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law	FOR	40
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year 2024	FOR	41
Approval, on an advisory basis, of executive officer compensation	FOR	43
Additional important information about the meeting and voting can be found in the section entitled “General Information” below.
Governance Highlights
We believe that strong, sensible, and ethical corporate governance enhance stockholder value. Our governance practices include:
Governance Practice	Description	Page References
Director Independence	All of our directors, except our Chairman of the Board, are independent	10
Separate Chairman	We separate the roles of Chairman of the Board and Chief Executive Officer	10
Director Attendance	Each director attended more than 95% of the meetings of the Board and all committees on which he or she served that were held in 2023 during the time that he or she served as a director or as a member of such committees	13
Director Resignation Policy	We have a resignation policy if a director fails to garner a majority of votes cast in his or her election	12
Executive Session	Our independent directors meet regularly in executive session without management and non-independent directors present	10
Independent Compensation Consultant	We have a fully independent compensation consultant to provide various services, including those related to executive officer and non-employee director compensation	13 and 19
Diversity
Our employees, customers, and communities are highly diverse. Our Board consists of individuals with diverse and complementary business, leadership, personal, and financial expertise. Our continuing directors and nominee for re-election include a person of color and a person who is a female.

Our continuing directors and our nominee for re-election are:
We have a highly diverse workforce-by gender, race or ethnicity, and education. Over half of our employees have at most a high school degree. Additionally, we do not have a mandatory retirement age because we think human beings do not have an expiration date when it comes to their abilities. Many of our employees have tenures with us ranging from 10 to 40 years. Our employees enjoy competitive wages, educational opportunities, and health and retirement benefits.
Our workforce is:
Board Diversity Matrix
The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our directors as of January 31, 2024 and as of January 31, 2023 in the format prescribed by the Nasdaq listing rules.
Board Diversity Matrix
	As of January 31, 2024		As of January 31, 2023
	Female	Male	Female	Male
Number of Directors	6		5
Directors	1	5	0	5
Number of Directors who identify in Either of the Categories Below:
African American or Black	0	1	0	1
White	1	4	0	4
Our Directors’ Qualifications and Skills
The chart below summarizes some of the relevant experience, qualifications, and skills of each continuing director and our nominee for re-election.

Board Qualifications and Skills
Medical Device/Pharma Experience	Human Resources/Compensation	International Business Experience
Financial and Accounting	Regulatory and Compliance	Risk Management/Oversight
Manufacturing	Innovation	Strategy
Corporate Governance
The biographies and matrix of qualifications and skills of each continuing director and our nominee for re-election are described in more detail in the section below entitled “Election of Directors.”
Executive Compensation Highlights
Atrion’s compensation program is designed to align the compensation of our executive officers with our performance and the interests of our stockholders and to provide the proper incentives to attract, retain, and motivate key personnel in a clear, transparent manner. In order to do this, our compensation program includes the following components:
•
Base salaries, annual cash bonuses, and long-term incentives in the form of equity awards are the principal components of our compensation program;

•
Base salaries are a significant component of our compensation program because they help us attract and retain executive officers and provide them with a level of assured compensation commensurate with their positions;

•
Annual cash bonuses are based on meaningful Company performance metrics and generally can be modified upward or downward based on individual performance; and

•
Long-term equity awards are intended to align the interests of our executive officers with our stockholders’ interests.

At our annual meeting of stockholders in 2023, our stockholders approved, on an advisory basis, our executive compensation with 99% of the shares present in person or by proxy at the meeting and entitled to vote being voted to approve the compensation of our executive officers. Based on the results of the stockholder vote and other factors, we believe our overall executive compensation program is aligned with the interests of our stockholders.
In summary, we compensate our executive officers as follows:
Components of Compensation	Form of Compensation	Page References
Base Salary	Annual Cash Salary	22 and 29
Annual Cash Incentives	Annual cash incentive based on Company and individual performance	22 and 29
Long-Term Equity Incentives	Stock Options, Restricted Stock, Stock Units, Dividend Equivalents, and Other Stock-Based Awards	24 and 29
We adhere to several additional principles regarding executive compensation for our executive officers, which we believe highlight the strength of both our governance practices and our overall executive compensation program:

Additional Executive Compensation Principles	Description	Page References
Stock Ownership	We require significant stock ownership by all of our executive officers.	26
Anti-Hedging, Anti-Pledging, and Clawback Policies	We have anti-hedging and anti-pledging policies and a clawback policy covering cash- and equity-based incentive compensation.	16 and 26
No Single-Trigger Change in Control Agreements	We have no single-trigger change in control agreements.	25
At-Will Employment	Our only executive officer who has an employment agreement is our Chairman of the Board.	32
No Repricing of Stock Options	We do not reprice stock options.	24
No Gross-Ups for §280G Excise Taxes Related to Change in Control Agreements	We do not provide gross-ups for §280G excise taxes related to change in control agreements.	32

GENERAL INFORMATION
Q:
What is the purpose of the annual meeting?

A:
At the annual meeting, our stockholders will consider and vote upon the following matters:

•
election of one Class II director;

•
approval of an amendment of the Company’s Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law;

•
ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2024; and

•
approval, on an advisory basis, of executive officer compensation.

Our stockholders will also transact such other business as may properly come before the meeting.
Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Securities and Exchange Commission, or SEC, regulations allow us to provide our proxy materials to our stockholders over the Internet if they have not requested that printed materials be provided to them on an ongoing basis. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, to our stockholders who have not previously requested that printed materials be provided to them on an ongoing basis. Instructions on how to access our proxy materials over the Internet or to request a printed copy by mail may be found in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice of Internet Availability provides you with instructions regarding how you may access and review on the Internet our proxy materials for the annual meeting.

Q:
Who is entitled to vote at the annual meeting?

A:
Stockholders Entitled to Vote. Stockholders of record at the close of business on March 25, 2024, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the record date, we had outstanding and entitled to vote 1,759,954 shares of common stock, our only voting securities. Holders of record of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and we are providing the Notice of Internet Availability to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to a third party, or to vote in person at the annual meeting.
Beneficial Owners. If your shares are held in the name of a broker, bank, or other nominee, you are considered the beneficial owner of those shares and the broker, bank, or other nominee is the record holder. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to attend the annual meeting. However, because you are not the record holder, you may not vote these shares in person at the annual meeting unless you follow the record holder’s procedures for obtaining a legal proxy. Under the rules of the New York Stock Exchange, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the “routine” items, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. Under those rules, the election of directors, the vote to approve the amendment of the Company’s Certificate of

Incorporation to provide for exculpation of officers as permitted by Delaware law, and the advisory vote to approve our executive officer compensations are considered “non-routine” items, which means that your broker cannot vote your shares on these items without your direction.
Q:
Can I attend the annual meeting in person?

A:
You are invited to attend the annual meeting if you are a registered stockholder or a beneficial owner as of the record date. You must present a form of photo identification acceptable to us, such as a valid driver license or passport, to enter the meeting. In addition, if your shares are held by your broker, bank, or other nominee, please bring your Notice of Internet Availability or other evidence of stock ownership as of the record date. The meeting will begin promptly at 10:00 a.m., Central Time. Check-in will begin at 9:30 a.m., Central Time. Please allow ample time for the check-in procedures.

Q:
How can I vote my shares?

A:
Registered Stockholders. Registered stockholders may vote (i) by attending the annual meeting, (ii) by following the instructions in your Notice of Internet Availability for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating, and mailing in a proxy card. Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2024.

Beneficial Owners. If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the meeting, you must request a legal proxy from the broker, bank, or other nominee that holds your shares and present that proxy at the annual meeting to vote your shares.
Q:
If I sign, date, and return a proxy, how will it be voted?

A:
Unless you revoke your proxy instructions, as described in the answer to the question immediately below, shares of common stock represented by your proxy will be voted at the annual meeting as you specify over the Internet, by telephone, or on the proxy card. If you do not specify how to vote your shares, the shares represented by your proxy will be voted “FOR” the election as a director of the nominee of the Board of Directors named herein; “FOR” the amendment of the Company’s Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law; “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2024; and “FOR” approval, on an advisory basis, of our executive officer compensation. In addition, in their discretion the persons designated as proxies will vote upon such other business as may properly come before the meeting.

Q:
Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the annual meeting and vote your shares in person, (ii) advise our Secretary at our principal executive office in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions, or (iv) cast a new vote by the Internet or by telephone (not later than 11:59 p.m., Eastern Time, on May 20, 2024). If your shares are held by a broker, bank, or other nominee, you must request instructions as to how to revoke your proxy from the broker, bank, or other nominee that holds your shares.

Q:
What happens if I decide to attend the annual meeting, but I have already voted or submitted a proxy covering my shares?

A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy. However, please be aware that attendance at the annual meeting will not, by itself, revoke a proxy. If a broker, bank, or other nominee holds your shares and you wish to attend the annual meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:
What is a quorum?

A:
A majority of our outstanding shares entitled to vote at the annual meeting as of the record date must be present in person or represented by proxy to have a quorum. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum.

Q:
What if I am a beneficial owner and do not give the nominee voting instructions?

A:
If your broker, bank, or other nominee holds your shares in its name and does not receive voting instructions from you, your broker, bank, or other nominee has discretion to vote these shares on certain routine matters but cannot vote on non-routine matters. The election of directors, amendment of the Company’s Certificate of Incorporation, and advisory voting to approve executive officer compensation are not deemed to be routine matters. Accordingly, your broker, bank, or other nominee will not be entitled to vote your shares on those matters unless voting instructions are received from you. Ratification of the appointment of Grant Thornton LLP is a routine matter, and your broker, bank, or other nominee is permitted to vote your shares even if you do not provide your broker, bank, or other nominee voting instructions.

Q:
What votes are necessary to elect directors and approve the other items of business at the annual meeting?

A:
Election of Directors. A majority of votes cast with respect to a director’s election at the meeting is required to elect a director. A majority of the votes cast means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for the director to be elected. Abstentions and broker non-votes will have no effect on the election of directors.

Amendment of the Company’s Certificate of Incorporation to Provide for Exculpation of Officers as Permitted by Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for approval of the amendment to the Company’s Certificate of Incorporation set forth in the Certificate of Amendment of Certificate of Incorporation attached as Appendix B to this proxy statement. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the amendment.
Ratification of the Appointment of Grant Thornton LLP. Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote on such item. Abstentions will have the same effect as a negative vote. Because this is considered a routine item, no broker non-votes will occur with respect to this item.
Approval, on an Advisory Basis, of our Executive Officer Compensation. Approval of this item requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote on such item. Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the voting to approve this item.
Q:
Where can I find the voting results for the annual meeting?

A:
The voting results will be published in a current report on Form 8-K that will be filed with the SEC within four business days after the annual meeting. The Form 8-K will also be available on our website at www.atrioncorp.com.

ITEM 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes: Class I, Class II, and Class III. One Class II director is to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2027 and until the election and qualification of his successor. The nominee for election as a Class II director named below and all of the directors continuing in office after the annual meeting are currently members of our Board and were previously elected by our stockholders, except Jeannette Bankes who was elected by our Board on September 20, 2023. Hugh J. Morgan, Jr., who has served as a member of our Board since 1988, informed the Board when he was last elected for a three-year term that he had decided that he would not stand for re-election when his term expires at the 2024 annual meeting. If the current nominee is elected, we will have five members serving on our Board of Directors, and the size of our Board will be decreased to five members at such time. Unless otherwise directed, the persons named as proxies intend to vote all proxies “FOR” the election of the nominee named below. If such nominee, who has indicated his willingness to continue serving as a director if re-elected, is not a candidate when the election occurs, proxies may be voted for the election of a substitute nominee proposed by the Board.
The following information is furnished with respect to our Board of Directors’ nominee for election as a director and each director whose term will continue after the annual meeting:
Name, Age, Service as a Director of the Company,
Principal Occupation, Positions and Offices, Other Directorships, and Business Experience
Nominee for Election as a Director
Class II — Term Ending in 2027
Preston G. Athey
Mr. Athey, age 74, has been a director since March 2017 and a private investor since his retirement in January 2017 from T. Rowe Price Associates, Inc., a subsidiary of T. Rowe Price Group, Inc., a global investment management firm. Mr. Athey was employed by T. Rowe Price Associates, Inc. from 1978 until January 2017, serving from 1981 until January 2017 as a Vice President and from 1991 until 2014 as President and Portfolio Manager of T. Rowe Price Small-Cap Value Fund. He is a Certified Investment Counselor and also holds the Chartered Financial Analyst designation. Mr. Athey received a Bachelor of Arts degree from Yale University and a Master of Business Administration degree from Stanford University. Mr. Athey’s many years of experience as a securities analyst and equity portfolio manager and his keen interest in good corporate governance enable him to provide the Board of Directors with valuable financial and governance insight.
Directors Continuing in Office
Class III — Term Ending in 2025
Jeannette Bankes
Ms. Bankes, age 53, has been a director since September 20, 2023. She brings to our Board over 32 years of experience at major medical device and pharmaceutical companies. Ms. Bankes is currently Group President, Global Franchises, at Alcon Inc. with leadership responsibilities for all businesses. Ms. Bankes joined Alcon in March 2019 as the President and General Manager of the Global Surgical Franchise. From August 2004 until March 2019, Ms. Bankes served in leadership positions across multiple divisions and functions at Boston Scientific Corporation, including as General Manager, Urology and Pelvic Health. Prior to joining Boston Scientific, Ms. Bankes worked for Merck & Co. Ms. Bankes holds a B.S. degree from Kutztown University.
John P. Stupp, Jr.
Mr. Stupp, age 74, has been a director since 1985. He has served as President since March 2004, and as Chief Executive Officer since March 2014, of Stupp Bros., Inc., a diversified holding company which, through its subsidiaries, fabricates steel highway and railroad bridges, provides broadband fiber service, and offers general steel and industrial construction services. From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc. Mr. Stupp also serves as a director of Stupp Bros., Inc. Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University. He serves as a director of Spire Inc. and is a member of its compensation and human resources committee and its corporate governance committee. Mr. Stupp’s substantial experience as President and Chief Executive Officer of Stupp Bros., Inc., as Chief Executive Officer of Stupp Corporation, and as a director of public companies and non-profit organizations, as well as his long-term relationship with the Company, provides our Board of Directors valuable financial and operational expertise.
Class I — Term Ending in 2026
Emile A Battat
Mr. Battat, age 86, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as Chairman of Halkey-Roberts Corporation, or Halkey-Roberts, one of our subsidiaries since October 1998. He has served as our executive Chairman since May 2011. Mr. Battat served as Chief Executive Officer of the Company from October 1998 until May 2011, as President of the Company from October 1998 until May 2007, and as Chairman or President of each of the Company’s subsidiaries, other than Halkey-Roberts, from October 1998 until May 2011. Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. He is an associate member of Sigma Xi, a scientific honor society. Mr. Battat’s many years of executive-level experience at other companies, his education and training, and his in-depth knowledge of the Company’s operations and finances gained through his 37 years as a director and 13 years as our Chief Executive Officer enable him to provide our Board with strong and capable leadership.
Ronald N. Spaulding
Mr. Spaulding, age 60, has been a director since February 2006 and has been a private investor since May 2008. Prior to May 2008, Mr. Spaulding was the President of Worldwide Commercial Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets. Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, a medical device manufacturer, and also served on the Guidant Management Committee from 2002 until 2005. From 2003 to 2005, he was the President of Europe, Middle East, Africa, and Canada of Guidant Corporation. From 2000 to 2003, Mr. Spaulding served as President of Guidant Corporation’s cardiac surgery business. Mr. Spaulding holds a Master of Science degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami. Mr. Spaulding’s over 21 years of healthcare experience, including service as an officer of publicly-held companies with medical device operations, his knowledge of regulatory and operational matters affecting the development and marketing of medical devices, and his educational background enable Mr. Spaulding to bring a valuable and unique perspective to our Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF ITS NOMINEE, PRESTON G. ATHEY.
Corporate Governance
Board Leadership and Independence
We separate the roles of Chairman of the Board and Chief Executive Officer. Our Board believes that this leadership structure is in the best interests of the Company and our stockholders and fosters innovative, responsive, and strong leadership for the Company. This leadership structure permits Mr. Emile Battat, who has had many years of experience with the Company, to continue to play a key role as Chairman and thereby provide leadership to the Company’s Board of Directors as well as work with our Chief Executive

Officer, Mr. David Battat, in the evaluation, planning, and implementation of corporate strategy and in operational and financial matters. In addition to his participation in strategic and financial matters, Mr. David Battat focuses on operational matters, including the day-to-day management of our business. We currently have no plans to have the Chairman and Chief Executive Officer roles filled by a single individual.
Under the listing rules of The Nasdaq Stock Market LLC, or Nasdaq, a majority of the members of our Board of Directors must qualify as “independent directors,” as determined by our Board. In making the determination whether our directors are independent, our Board applies the requirements for director independence set forth in the Nasdaq listing rules. After considering the relationship of each director with the Company, our Board has determined that Ms. Bankes and Messrs. Athey, Spaulding, and Stupp are independent directors within the meaning of those rules and that our Chairman, Mr. Emile Battat, is not an independent director. Solely independent directors comprise our Audit, Compensation, and Corporate Governance Committees. Our independent directors meet regularly in executive sessions without management present. Mr. Spaulding, who is the Chair of the Corporate Governance Committee, is serving as our Lead Director. Under our Bylaws, our Lead Director’s responsibilities include calling, establishing the agenda for, and moderating executive sessions of the independent directors, and such other duties and responsibilities as may be assigned to him or her by the Board of Directors from time to time. Following the executive sessions, the Lead Director communicates with the Chairman of the Board about matters that are addressed in those sessions and are due to be considered by the Chairman. In his capacity as Chairman of our Corporate Governance Committee, our Lead Director has input on the size and composition of the Board and the composition of the committees of the Board. The Board believes an independent Lead Director serves an important function in providing independent leadership of the Board.
Our Board is committed to regular evaluations of itself and its committees to measure ongoing effectiveness. Generally, every other year directors are asked to complete a written evaluation of the Board and the committees on which they serve. To protect anonymity and the integrity of the evaluation process, our outside counsel compiles responses to these evaluations and presents a report thereon to the Board of Directors. Following such report, the Board discusses the evaluations and determines if any follow-up actions are appropriate.
Nominating Process
Because we have a relatively small number of directors, our Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board will be selected by a majority vote of the directors meeting the Nasdaq independence requirements. Accordingly, our Board does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board, in selecting nominees for election as directors our Board, with the assistance of our Corporate Governance Committee, reviews and evaluates candidates submitted by directors, management, and our stockholders. Stockholders who would like to suggest qualified candidates for selection by our independent directors as nominees of our Board of Directors should provide written notification thereof to the Secretary of the Company at our principal executive offices and include the candidates’ qualifications. In considering possible nominees, our independent directors are to take into account the following:
•
each director should be an individual of the highest character and integrity;

•
each director should have substantial experience that is relevant to our Company;

•
each director should have sufficient time available to devote to the affairs of the Company; and

•
each director should represent the best interest of our stockholders.

Our Board strongly believes that having directors with diverse backgrounds, business experience, and skills is invaluable to the Company. Under our nominating process, when we are seeking new candidates for our Board, we consider the needs of the Company, taking into account the skills, perspectives, and attributes of our current directors, and then seek to identify those individuals who meet those needs. Our current directors have diverse backgrounds, including substantial experience in medical device, industrial, engineering, financial, and energy companies. During the latter part of 2023, 40% of our independent directors were people of color or women. A female who joined our Board in 2021 resigned in late 2022 to devote her energies to a new position as the chief executive officer of a publicly-traded company. Because we think having women who bring both professional depth and personal perspectives is critical to our growth, we undertook a search for a female to succeed her. On September 20, 2023 Ms. Bankes was elected to and joined our Board, restoring the composition of our independent directors to 40% people of color or women. Our policy is for all possible nominees to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors, or management.
Board Diversity
The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our directors as of January 31, 2024 and as of January 31, 2023 in the format prescribed by the Nasdaq listing rules.
Board Diversity Matrix
	As of January 31, 2024		As of January 31, 2023
	Female	Male	Female	Male
Number of Directors	6		5
Directors	1	5	0	5
Number of Directors who identify in Either of the Categories Below:
African American or Black	0	1	0	1
White	1	4	0	4
Qualifications and Skills
The matrix below summarizes some of the self-identified relevant experience, qualifications, and skills of each continuing director and our nominee for re-election. The biographies above describe each director’s or nominee’s background in more detail. Although our Board considers the areas listed below as most relevant to our business, all expertise and experience that our continuing directors and nominee possess that is valuable in their service on our Board is not necessarily reflected. Additionally, the degree of qualifications and skills may vary among the persons listed.
Board Qualifications and Skills Matrix
	Preston G. Athey	Jeannette Bankes	Emile A Battat	Ronald L. Spalding	John P. Stupp, Jr.
Medical Device/Pharma Experience	—	✓	✓	✓	—
Financial and Accounting	✓	—	✓	—	✓
Manufacturing	—	✓	—	—	✓
HR/Compensation	—	✓	—	—	✓
Regulatory and Compliance	—	✓	—	—	✓
Innovation	—	✓	✓	✓	✓
International Business Experience	—	✓	✓	✓	—
Risk Management/Oversight	✓	✓	—	—	✓
Strategy	—	✓	✓	✓	✓
Corporate Governance	✓	—	✓	✓	✓
Voting Standards for the Election of Directors
Our Bylaws provide for a majority voting standard for the election of directors in an uncontested election, which is an election in which the number of nominees equals the number of directors to be elected. A director nominee will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event of a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, the directors are to be elected by the vote of a plurality of the stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors. The Bylaws further provide that no incumbent director is to be a nominee for re-election as director in an uncontested election who has not agreed to tender, prior to the meeting of stockholders at which he or she is to be re-elected as a director, an irrevocable resignation that will be effective upon the failure of such director to receive a majority of the votes cast with respect to that director’s re-election at such meeting of stockholders and the earlier of (i) five business days after the date on which the voting results of such meeting are determined and (ii) the date an individual is selected by the Board of Directors to fill the office held by such director. Additionally, under our Bylaws any incumbent director who fails to receive the requisite vote for re-election in an uncontested election is not to be appointed or elected as a director by the Board for at least one year after the meeting at which such individual fails to be re-elected.
The Board’s Role in Risk Oversight
Our Board of Directors has the responsibility for overseeing the Company’s exposure to risk. Directly and through its committees, the Board reviews our material risk exposures, including operational risks, investment risks, financial risks, cybersecurity risks, and compensation risks. Our Audit Committee is responsible for discussing with our management and our independent auditors our financial risk exposure, including exposure related to environmental, social, governance, and sustainability matters and to cyber incidents and threats, and the steps taken to monitor and minimize those risks, as well as to review with management emerging cybersecurity developments, threats, and risks. Our Compensation Committee is responsible for reviewing the potential risk to the Company from our compensation programs and policies and whether those programs and policies encourage unnecessary and excessive risk taking. We engage outside advisors to assess our risks, including cybersecurity risks and threats.
Meetings
Our Board of Directors held five meetings during 2023. Each director attended more than 95% of the meetings of the Board and all committees on which he or she served that were held in 2023 during the time that he or she served as a director or as a member of such committees.
Committees
Our Board has four standing committees: the Executive Committee, the Corporate Governance Committee, the Compensation Committee, and the Audit Committee.
Messrs. Emile Battat and Morgan comprise the Executive Committee, with Mr. Emile Battat serving as Chair. We expect another director to be appointed to the Executive Committee after Mr. Morgan’s term expires and he retires from the Board.
The Board has determined that the members of our Corporate Governance Committee, Compensation Committee, and Audit Committee must meet the independence requirements of the Nasdaq listing rules for directors and that the Audit Committee members must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, not have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years, and be able to read and understand fundamental financial statements. The Nasdaq listing rules also require that, in determining the independence of any director who will serve on our Compensation Committee, our Board must consider all factors specifically relevant to determining whether such director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director and whether such director is affiliated with the Company, a Company subsidiary, or an affiliate of a Company subsidiary.
Our Corporate Governance Committee, which is composed of Messrs. Athey, Morgan, Spaulding, and stupp, assists in the evaluation of possible nominees for election to the Board of Directors as requested by the Board, reviews annually and advises the Board with respect to the compensation of directors, administers the Company’s stock ownership guidelines, and recommends to the Board:
•
the number of directors to be fixed in connection with each annual meeting of our stockholders;

•
the directors to be appointed to each of the committees of the Board, after considering the recommendation of our Chairman of the Board;

•
corporate governance guidelines if the Corporate Governance Committee deems them appropriate for the Company; and

•
proposed changes to the charter of the Corporate Governance Committee.

In making recommendations to the Board as to director compensation, our Corporate Governance Committee considers our directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required, and market data on director compensation and takes into account recommendations made by Mr. Emile Battat. Except for Mr. Emile Battat, who is Chairman of our Board, our executive officers are not involved in determining or recommending the amount or form of director compensation. Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available on our website at www.atrioncorp.com. Mr. Spaulding serves as Chair of the Corporate Governance Committee. The Corporate Governance Committee met four times in 2023.
The Compensation Committee, which is composed of Messrs. Athey, Morgan, Spaulding, and Stupp, makes recommendations to the Board of Directors as to the remuneration of our executive officers, administers the Atrion Corporation 2021 Equity Incentive Plan, or 2021 Equity Plan, the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, or 2006 Equity Plan, our Nonqualified Deferred Compensation Plan, or NQDC Plan, the Atrion Corporation 2023 Annual Incentive Compensation Plan, or Annual Incentive Plan, and the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors, or Non-Employee Director Deferred Compensation Plan. The primary processes and procedures for the consideration and determination of executive compensation, the roles of our executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority, and the role of compensation consultants in determining or recommending executive officer compensation are discussed in the section entitled “Compensation Discussion and Analysis” below. Our Board has determined that each member of the Compensation Committee meets the independence rules and other criteria for Compensation Committee membership set forth above. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.atrioncorp.com. Mr. Stupp serves as Chair of the Compensation Committee. The Compensation Committee met eight times in 2023.
We have engaged FW Cook to serve as our compensation consultant to provide advice regarding program design for executives, including incentive compensation design; research and analysis related to compensation levels; research and competitive review of non-employee director compensation; provide information on trends in executive compensation, provide competitive data and summary reports related to CEO compensation; assist in the development of risk assessment tools; and to provide other services related to executive officer and non-employee director compensation. For further information regarding the services provided by FW Cook, see the section entitled “Compensation Discussion and Analysis” below.
Our Audit Committee, the members of which are Messrs. Athey, Morgan, Spaulding, and Stupp, appoints, determines the compensation for, and oversees the work of the Company’s independent auditors, assists the Board in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, and oversees related persons transactions. The Audit Committee reviews and assesses, at least annually, the Audit Committee Charter and recommends any changes in the Audit Committee Charter to the Board of Directors. Our Board has determined that each member of the Audit Committee meets the independence rules and other criteria for Audit Committee membership set forth above and that Mr. Stupp qualifies as an audit committee financial expert. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.atrioncorp.com. Mr. Athey serves as Chair of the Audit Committee. Our Audit Committee met five times in 2023.
Stockholder Communications to the Board of Directors
Any stockholder wishing to communicate with our Board of Directors about any matter should send the communication, in written form, to Emile A Battat, Chairman, at our principal office in Allen, Texas. Mr. Emile Battat will promptly send the communication to the other members of the Board.

Attendance at Stockholders Meetings
The Board has a policy encouraging each director to attend, if practicable, our annual meetings of stockholders. Three of our five directors who were serving at the time of the 2023 annual meeting attended that meeting. Due to COVID-19 safety concerns, two of our directors were not present for the meeting.
Code of Ethics
Our Board has adopted a Code of Business Conduct, or Code of Conduct, that requires all directors, officers, and employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct is intended to:
•
deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest;

•
safeguard Company funds;

•
protect the confidentiality of proprietary information and intellectual property;

•
provide accurate and timely disclosure in our public documents; promote compliance with applicable laws and regulations;

•
ensure the quality of our products; promote the production of our products in an environmentally responsible manner;

•
make our workplaces safe and free from harassment;

•
prevent using Company funds to make contributions to a political candidate or holder of a political office;

•
ensure the prompt reporting of violations of the Code of Conduct and maintain the anonymity of the reporting persons to the maximum extent possible;

•
prevent retaliation against such reporting persons; and

•
provide accountability for adherence to the Code of Conduct.

We intend to disclose any amendments to, or waivers from, the Code of Conduct in accordance with the SEC regulations and Nasdaq listing rules. A copy of our Code of Conduct is available on our website at www.atrioncorp.com.
All directors, officers, and employees are required to complete compliance training on the Code of Conduct and certain other subjects.
Our Audit Committee has adopted our Audit Committee Whistleblower Policy setting forth procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters. The reporting is to be on a confidential basis to the Audit Committee, and retaliation is prohibited.
Stock Ownership Guidelines for Directors
We have stock ownership guidelines that apply to our directors, executive officers, and designated officers of the Company and its subsidiaries. Each non-employee director is required to own shares of our common stock with a market value of at least $500,000 within five years of the date of election to the Board of Directors. Shares of our stock that count toward those guidelines are shares owned outright, shares held as restricted stock, shares underlying stock units, and shares held in certain trusts, family limited partnerships, limited liability companies, or similar investment vehicles.
Sustainability
Almost every product we manufacture is purposed to save lives or to improve the health of patients and safety of clinicians. We are committed to operating our business in a sustainable and socially responsible manner. At the core of our values is a commitment to operate with responsibility and integrity while making a positive contribution to our industry and the world around us.
We are dedicated to maintaining a safe and healthful working environment, demonstrating environmental leadership, and meeting or exceeding regulatory requirements.
We have long managed our business in a way that promotes respect for the environment, for our communities, for our customers, and for our employees because saving lives is the purpose of almost everything we make. As our performance over the last 24 years demonstrates, we have done so in a manner that proves that our focus on social responsibility and sustainability has helped create a profitable company.
We encourage, value, and leverage the differences in people and perspectives to make our Company and our industry better. Excellent employee engagement and active feedback allows for continuous improvement to our Company’s culture, cultivating our environment of long-tenured, loyal employees. We have a highly diverse workforce-by gender, race and ethnicity, and education. Approximately 49% of our employees are women, and approximately 47% are racially or ethnically diverse. Approximately 55% of our employees have a high school diploma or less and 45% have some college or more. Additionally, we do not have a mandatory retirement age. Approximately 31% of our employees have been with us 10 or more years, with approximately 87 employees having been with us over 20 years. Our employees enjoy competitive wages, educational opportunities, and health and retirement benefits.
We practice responsible use of materials and consumption of energy. We work hard to reduce carbon emissions by shortening our supply chain. For example, we estimate 90% of our sourcing was domestic in 2023. We focus on monitoring and reducing energy and material waste and are consistently seeking ways to reduce, reuse, and recycle materials such as plastics, pallets, and cardboard in our facilities. One of our facilities is powered by carbon-free nuclear energy with backup power from hydroelectric plants. We are also investing in solar energy at this facility. Another of our facilities receives one third of its power from wind resources. We recently completed an expansion of one of our sites designed to minimize environmental impact by including an energy saving, reflective roof, well insulated wall panels, and other energy savings designs. We expect power consumption in the new area will be reduced by features that exceed recognized energy-saving standards, including in the building’s overall electrical design, the advanced insulating materials used for the roof and building panels, zoned temperature and lighting controls, and the rework of older building areas to minimize our carbon footprint.
We are committed to conducting business in a lawful and ethical manner and protecting human rights. To that end, we have adopted a Supply Chain Policy for Conflict Minerals in recognition of the significant adverse impacts associated with extracting, trading, handling, and exporting minerals from conflict-affected and high-risk areas and our responsibility to respect human rights. In accordance with this Policy, we do not knowingly procure raw materials, components, or services that are derived from any party committing abuses to humanity. The Policy provides that we will neither tolerate nor by any means profit from, contribute to, assist with, or facilitate the commission by any party of:
•
any forms of torture, cruel, inhuman, and degrading treatment;

•
any forms of forced or compulsory labor, which means work or service extracted from any person that has not offered himself voluntarily;

•
any form of child labor;

•
human rights violations and abuses such as widespread sexual violence, or human trafficking; or

•
war crimes or other violations of international humanitarian law, crimes against humanity, or genocide.

We also have a Supply Chain Transparency Policy to promote responsible sourcing and compliance with the California Transparency in Supply Chains Act of 2010 and have initiated policies and procedures intended to prevent slavery and human trafficking in our supply chains. The Policy provides for training on slavery and human trafficking to our employees and management who have direct responsibility for supply chain management.

Hedging of Risk of Stock Ownership; Pledging Our Common Stock
We have a policy strongly discouraging the hedging of the risk of ownership of our securities and the pledging of our common stock. Any director, officer, or other employee wishing to enter into a hedging or pledge transaction must pre-clear the proposed transaction with our compliance officer and, for hedging, must provide justification for the proposed transaction.
Director Compensation
Under our director compensation program, each non-employee director is paid an annual cash retainer of $66,000 for his or her service as a director and service on committees of the Board, and in 2023 was granted fully-vested common stock on the date of the 2023 annual meeting of stockholders having a market value of $124,000 on that date. Under the program prior to the modification discussed below, the grant of fully-vested common stock was to increase to $140,000 in 2024 and continue at that amount each year thereafter. In late December 2023, we changed the form of equity compensation from grants of fully-vested common stock to deferred stock units. With this modification of the program, on the date of each annual meeting of stockholders each non-employee director is to be awarded that number of deferred stock units determined by dividing $140,000 by the fair market value of one share of our common stock on such date, with each deferred stock unit to be fully vested on the award date and converted into an equivalent number of shares of our common stock on the first anniversary of the award date, subject to a timely election made by the director to defer the conversion of his or her deferred stock units to a date that is later than one year after the award date. A deferred stock unit account will be established for each non-employee director, and each such account will be credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that deferred stock unit account. In addition to their compensation as directors, the Chairpersons of the Corporate Governance Committee, the Compensation Committee, and the Audit Committee are each paid an annual cash retainer of $14,000. Mr. Emile Battat, our Chairman and our only employee director, does not receive any compensation for his service as a director. We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board.
Our Non-Employee Director Deferred Compensation Plan allows non-employee directors to defer all or part of their cash fees into stock units. A stock unit account is set up for each participating non-employee director. The stock unit account is credited with a number of stock units equal to the cash fees deferred by the non-employee director divided by the closing price of our common stock on the day preceding the date on which the deferred fees would have been paid. The stock units vest as follows: 25% vest on the date credited to the stock unit account and 25% vest on each of the April 1, July 1, and October 1 immediately following the date credited to the stock unit account, provided the non-employee director is then serving as a member of our Board. Each stock unit account is credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that stock unit account. The stock units held in a non-employee director’s stock unit account are distributed in the form of whole shares of common stock, with cash paid for fractional stock units, in the January following the year in which his or her service as a director ends or in January of a particular year, as specified by the non-employee director in his or her deferred fee election form. The annual cash retainers for non-employee directors who elect to participate in the Non-Employee Director Deferred Compensation Plan are payable on the first business day of January of each year for the calendar year then beginning to the extent such election applies.
We terminated our Non-Employee Director Stock Purchase Plan in 2023.
The following table sets forth summary information concerning the compensation of our non-employee directors for the year ended December 31, 2023:

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Preston G. Athey	80,000	62,029(3)	—	142,029
Jeannette Bankes(4)	18,293	82,667	—	100,960
Hugh J. Morgan, Jr.	66,000	124,000	—	190,000
Ronald N. Spaulding	80,000	124,000	—	204,000
John P. Stupp, Jr.	80,000(5)	124,000	3,857(6)	207,857

(1)
Each non-employee director received an annual cash retainer of $66,000 for his or her service as a director. The Chairpersons of the Corporate Governance Committee, the Compensation Committee, and Audit Committee are each paid an annual cash retainer of $14,000 for serving in those capacities.

(2)
Amounts shown reflect the aggregate fair value of the awards on the date they were granted, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codified Topic 718, or ASC 718. The assumptions used in the valuations may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2023. The amount shown includes $77.08 paid in cash in lieu of fractional shares to Ms. Bankes and $58.56 paid in cash in lieu of fractional shares to Messrs. Athey, Morgan, Spaulding, and Stupp.

(3)
Mr. Athey waived $61,971 of his stock award.

(4)
Ms. Bankes’ compensation was prorated based on joining our Board on September 20, 2023.

(5)
Mr. Stupp elected to defer $20,000 of his cash fees for 2023 into stock units pursuant to the Non-Employee Director Deferred Compensation Plan. As a result, Mr. Stupp’s stock unit account was credited with 35.75 stock units, which amount was based on the closing market price of our common stock on December 31, 2022, the last trading date prior to the date of issuance, which was $559.45 per share.

(6)
Amount shown represents the value of stock units credited in 2023 for dividends paid on our common stock during the prior calendar year, in accordance with the terms of the Non-Employee Director Deferred Compensation Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis is designed to explain our philosophy and objectives underlying our compensation program, the elements of our compensation program for our executives, the processes we follow in setting compensation, and the determinations related to our executive compensation for 2023. The medical device industry is very competitive, and our executive compensation program is intended to attract, retain, and motivate executives who lead our business and to align their interests with the long-term interests of our stockholders. The principal elements of our program are base salaries, annual cash incentive bonuses, and long-term incentives in the form of equity awards. We also provide our Non-Qualified Deferred Compensation Plan, or NQDC Plan, for the benefit of certain of our highly-compensated employees, including our executive officers. We believe that our program provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation program is designed to reward our executive officers for high level corporate performance.
The key financial highlights for 2023 and 2022 are as follows:
	2023	2022	Change
Revenues	$169,326,000	$183,506,000	(7.7)%
Operating Income	$22,579,000	$39,687,000	(43.1)%
Net Income	$19,411,000	$35,008,000	(44.6)%
Income per Diluted Share	$11.02	$19.56	(43.7)%
Operating Income as a Percentage of Year End Stockholders’ Equity	9.3%	16.6%	(7.3)%
In determining our annual incentive compensation for our executive officers for 2023, we took into account specified financial, operational, and strategic performance-based goals. We provide limited perquisites for our executive officers. We have stock ownership guidelines that are intended to help ensure that our present and future executive officers, as well as certain other designated officers of the Company or our subsidiaries, acquire and maintain a meaningful equity stake in the Company.
Roles of the Compensation Committee, Management, and Outside Consultants
Our Compensation Committee reviews and makes recommendations to our Board of Directors for our executive officers’ base salaries, salary increases, and discretionary bonuses and administers and determines the cash incentive bonuses for our executive officers who participate in our Annual Incentive Plan. Our Compensation Committee also administers our equity incentive programs and our NQDC Plan. Annually, the Compensation Committee reviews tally sheets to obtain an overview of total compensation of our executive officers. These tally sheets identify the annual compensation for each of our executive officers in previous years, including base salaries, cash incentive bonuses, discretionary cash bonuses, equity awards, benefits, and perquisites. Each executive officer’s tally sheet also shows the amount payable to that executive officer upon termination of employment under certain circumstances and details the executive officer’s equity ownership, including stock owned free of restrictions, restricted stock, restricted stock units, and stock options.
From time to time, directors who are not members of the Compensation Committee and executive officers attend meetings, or parts of meetings, of the Compensation Committee at the Committee’s invitation. Although the Compensation Committee generally does not delegate the authority to make equity awards, annually for the past several years it has delegated to Mr. David Battat the authority to grant awards, at any time and from time to time at his discretion, of restricted stock units within specified limits to employees of the Company who are not officers of the Company or its subsidiaries at the vice-president level or above, with the most recent delegation extending through December 31, 2024. Our executive officers are responsible for the salaries, salary increases, and discretionary cash bonuses for key employees in our operating units who are not executive officers. Mr. David Battat has been delegated the authority under our Annual Incentive Plan with respect to such employees to, among other powers, determine the persons to whom, and the time or times at which, awards will be granted and the size of each award, to determine the terms, conditions, and restrictions applicable to each award, and to amend the terms of any award or to waive any restrictions or conditions applicable to any award, to correct any defect, supply any omission, or reconcile any inconsistency in the Annual Incentive Plan or any award, and to make all other determinations and take such other actions with respect to the Annual Incentive Plan or any award to such employees as he may deem advisable to the extent not inconsistent with the provisions of the Annual Incentive Plan or applicable law. In considering the base salary for Mr. David Battat, the Compensation Committee takes into account the recommendation of Mr. Emile Battat, and in considering the base salary for Ms. Ferguson, the Compensation Committee takes into account the recommendations of Messrs. Emile Battat and David Battat.
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee has the final authority to engage and terminate the engagement of any compensation consultant that it retains. Since 2023, the Compensation Committee has engaged FW Cook as its external compensation consultant. The services provided, or to be provided, by FW Cook include the following:
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assisting with the development of all pay-versus-performance required tables and narrative disclosure;

•
assisting in the development of an annual incentive compensation plan that replaced the Atrion Corporation Short-Term Incentive Compensation Plan, or Short-Term Incentive Plan;

•
assisting in the creation of our compensation peer group;

•
reviewing and analyzing the compensation arrangements for our executive officers, including our named executive officers;

•
reviewing and analyzing the compensation arrangements for the non-employee members of our Board; and

•
reviewing and advising on the compensation disclosure included in our annual proxy statement and other applicable public disclosures.

The terms of FW Cook’s engagement include reporting directly to the Chair of the Compensation Committee. The Compensation Committee has evaluated FW Cook’s independence pursuant to the listing standards of Nasdaq and the relevant SEC regulations and has determined that no conflict of interest has arisen as a result of the work performed by FW Cook.
Components of Our Compensation Program
Base salaries, annual cash incentive bonuses, and long-term incentives in the form of equity awards are the principal components of our compensation program. Additional elements are our health insurance plan, retirement benefits under our Section 401(k) Savings Plan, or 401(k) Plan, and limited perquisites. We utilize these forms of compensation because we believe they are necessary or helpful in achieving the objectives of our compensation program. Base salaries are designed to attract and retain executive officers and other key employees and are intended to be at competitive levels and to provide our executive officers and other key employees a level of assured cash compensation commensurate with their positions within the Company. Annual cash incentive bonuses and equity awards are intended to reward executive officers and other key employees and to provide incentives for superior results by us and for individual responsibility and performance. Equity awards also are intended to align the interests of our executive officers and other key employees with the interests of our stockholders and to promote the growth and profitability of the Company. The combination of these components is designed to compensate employees fairly for the services they provide on a regular basis. Generally, the Compensation Committee analyzes the individual performance of our executive officers, with input from Mr. Emile Battat and, when appropriate, from Mr. David Battat. We do not have a specific policy of awarding options as opposed to restricted stock or restricted stock units, and for the past several years we have granted primarily restricted stock units in our compensation program. We view our health insurance benefits, along with certain other benefits, as necessary to attract and retain employees.
In 2023, on the recommendation of our Compensation Committee, the Board of Directors approved and adopted the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to help us attract and retain employees, including named executive officers, by providing a competitive cash bonus program that rewards outstanding performance. The Annual Incentive Plan replaces the Short-Term Incentive Compensation Plan adopted in 2013 for awards granted in 2023 and thereafter.
Pursuant to the Annual Incentive Plan, our executive officers and salaried employees of the Company and our subsidiaries are eligible to be selected to receive compensation based on attainment of certain performance goals. The administrator of the Annual Incentive Plan, or Administrator, is our Compensation Committee or its delegee which will determine the individuals that may participate in the Annual Incentive Plan, select the period for which performance is calculated, and establish performance goals for each participant.
Performance goals are to be based upon one or more performance criteria selected by the Administrator, each of which may carry a different weight and may differ from participant to participant. Performance criteria may include a number of business criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison peer group, in each case as specified by the Administrator.
Following the completion of the applicable performance period, the Administrator is to assess and certify the extent that the performance goals were achieved or exceeded, and determine the payment for each participant, if any.
In addition, on the recommendation of our Compensation Committee and approval by our Board of Directors, our executive officers may receive discretionary cash bonuses. However, none of our executive officers is paid a fixed or guaranteed annual cash bonus. We endeavor to structure our compensation program so that our base salaries and annual cash bonus opportunities are adequate to attract and retain key employees. In addition, we seek to provide sufficient long-term equity compensation to motivate our executive officers and other key employees to focus on our performance over the long term.
The Company, after reviewing and discussing our compensation program with the Compensation Committee of our Board, believes that our compensation program is balanced and does not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:
•
Base salaries are fixed in amount, and for most non-executive employees constitute the largest part of their total compensation, and thus do not encourage risk taking.

•
Although our annual incentive compensation focuses on achievement of short-term goals, and short-term goals may encourage the taking of risks at the expense of long-term results, we believe that our annual incentive compensation program, with payments capped at 150% of target bonus, represents a reasonable portion of our employees’ total compensation opportunities.

•
Long-term equity awards are important to help further align employees’ interests with those of our stockholders. The ultimate value of the awards is tied to the Company’s stock price and because awards are staggered and subject to long-term vesting schedules, they help ensure that our executive officers have significant value tied to long-term stock price performance. As described above, we have established procedures related to the timing and approval of equity awards.

•
Our stock ownership, clawback, anti-hedging, and anti-pledging policies.

Because of the above, we believe that our employee compensation program appropriately balances risk and the desire to focus employees on short-term goals as well as long-term goals important to the Company’s success and does not promote excessive risk taking.

Our Compensation Committee has taken into account the following corporate factors when making compensation recommendations and decisions apart from the Annual Incentive Plan:
•
operating income;

•
total stockholder return;

•
return on equity;

•
earnings per share;

•
safety; and

•
efficiency of our operations.

At our annual meeting of stockholders in 2023, our stockholders approved, on an advisory basis, our executive compensation, with 99% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve the compensation of our executive officers. The Compensation Committee has taken into account those results in deciding to retain our general approach to executive compensation.
Base Salaries
Annual base salaries are a principal component of our compensation program. The factors considered when fixing an executive officer’s base salary are performance, responsibilities, experience, capacity to influence our results, competitive conditions, and length of service with us. When considering the base salaries for our executive officers, our Compensation Committee reviews their total annual compensation for previous years as set forth in the tally sheets described above, including base salaries, formula cash incentive bonuses, discretionary cash bonuses, long-term incentive awards, benefits, and perquisites. For 2023, the base salaries of our three executive officers were as follows: the base salary of Mr. Emile Battat, which is fixed in his employment agreement and in accordance with the recommendation of our Compensation Committee, was $600,000; the base salary of Mr. David Battat was $720,000; the base salary for Cindy Ferguson, who was elected our Vice President and Chief Financial Officer, Secretary, and Treasurer effective March 4, 2023 was fixed at $300,000; and the base salary of Jeffery Strickland, who joined the Company in 1983 and served as our Vice President and Chief Financial Officer, Secretary and Treasurer from 1997 until his retirement on March 3, 2023, was $300,000. The 2023 base salaries of Mr. David Battat, Ms. Ferguson, and Mr. Strickland were fixed in accordance with recommendations of our Compensation Committee, after taking into consideration information provided by our prior compensation consultant and, in the case of Mr. David Battat and Ms. Ferguson, FW Cook, as well as the factors described above and recommendations of Mr. Emile Battat in the case of Mr. David Battat’s base salary and Messrs. Emile Battat and David Battat in the case of Ms. Ferguson’s base salary. Mr. Strickland’s base salary for the period served in 2023 was fixed in his Retirement Agreement.
Annual Incentive Compensation
Mr. Emile Battat is entitled to annual cash incentive bonuses equal to a fixed percentage of year-to-year increases in our operating income as provided in his employment agreement. Our Compensation Committee may adjust any increase in our operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures, or similar corporate transactions. For 2023, Mr. Emile Battat was not paid a cash incentive bonus.
The Annual Incentive Plan serves as the basis for determining cash incentive compensation for our executive officers, other than Mr. Emile Battat, and salaried employees of the Company and our subsidiaries who are selected to participate. The Annual Incentive Plan includes a more formulaic approach than the now-terminated Short-Term Incentive Plan and enhances the transparency in our compensation program.
The Annual Incentive Plan provides the opportunity to earn an annual cash bonus based on specified financial, operational, and strategic performance-based goals. This program is designed to motivate executives and salaried employees of the Company and our subsidiaries who are selected to participate to achieve key short-term financial and operational goals of the Company. The target incentive opportunities are set by the Administrator after considering the potential impact on the business of each role, the relationships among the roles, and market-competitive levels for the positions. Actual awards earned can range from 0% to 150% of target based on the performance of the Company (considering both financial and non-financial performance) and the individual.
In 2023, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual bonus opportunities for two of our executive officers, taking into consideration a competitive market analysis prepared by the Compensation Committee’s compensation consultant and the recommendations of our Chief Executive Officer (except with respect to his own target bonus opportunity). Following this review, the Compensation Committee determined the target annual bonus opportunities for Mr. David Battat, our Chief Executive Officer, and Ms. Ferguson, our Chief Financial Officer, under the Annual Incentive Plan. The target for Mr. David Battat was established as 100% of his base salary and for Ms. Ferguson was established as 60% of her base salary. The target bonus opportunities, expressed as a percentage of base salary in effect at the end of the year, were as follows:
Named Executive Officer	2023 Base Salary($)	2023 Target Bonus Opportunity (as a Percentage of Base Salary)	2023 Target Bonus Opportunity($)
David A. Battat	720,000	100%	720,000
Cindy Ferguson	300,000	60%	180,000
After adoption of the Annual Incentive Plan, the Committee approved the following Annual Incentive Plan structure and weightings for the Annual; Incentive Plan:
•
60% Operating Income,

•
20% Revenue, and

•
20% Strategic Objectives.

Each metric could be earned between 0% and 150% of target, with a threshold opportunity of 50% of target.
In February 2024, based on the assessment of the Company’s performance against these objectives, the Compensation Committee determined that bonuses would be awarded to Mr. David Battat and Ms. Ferguson pursuant to the Annual Incentive Plan and approved bonus payouts of 25% of target for these two executive officers. Awards were determined based on objectives and related targets, thresholds, and weightings set in early 2023. Specifically, performance against set objectives included the following metrics:
Performance Measure	Weighting	Threshold (50% of Target Payout) ($ millions)	Target (100% of Target Payout ($ millions)	Maximum (150% of Target Payout) ($ millions)	2023 Results ($ millions)	Funding Level	Total Payout Factor
Operating Income(1)	60%	35.81	42.13	48.45	22.58	0%	0%
Revenue(2)	20%	171.18	201.387	231.6	169.326	0%	0%
Strategic Objectives	20%	See description below				125%	25%
Total							25%

For purposes of the Annual Incentive Plan:
(1)
“Operating Income” means the operating income reported in the Company’s consolidated financial statements in accordance with Generally Accepted Accounting Principles, or GAAP; and

(2)
“Revenue” means the revenue reported in the Company’s consolidated financial statements in accordance with GAAP.

At the beginning of 2023, the Compensation Committee established three categories of Strategic Objectives for Mr. David Battat and Ms. Ferguson as follows:
•
Organizational changes related to one of our subsidiaries;

•
Successful enterprise resource planning implementation; and

•
Continuous improvement initiatives.

Following the conclusion of 2023, the Compensation Committee assessed the Company’s performance against the preestablished Strategic Objectives and determined that the Company had exceeded the target on the basket of Strategic Objectives, resulting in a payout of 125% on the Strategic Objectives portion (20% weighting) of the Annual Incentive Plan.
Based on a payout factor of 25%, as described above, Mr. David Battat and Ms. Ferguson received the following Annual Incentive Plan awards:
2023 Annual Incentive Plan	Target ($)	Total Payout Factor	Amount Earned ($)
David A. Battat	720,000	25%	180,000
Cindy Ferguson	180,000	25%	45,000
Our Compensation Committee has the authority to recommend discretionary cash bonuses based on the performance of the Company, one or more Company units or individual performance. We believe that this discretionary authority is useful because there may be circumstances that would support awards being made in addition to those under, or in the absence of attainment of the performance goals in the arrangements discussed above. No discretionary bonuses were awarded for 2023.
Long-Term Incentive Awards
Long-term equity-based compensation is an integral part of our total compensation package. It is intended to align the interests of our executive officers and other key employees with the interests of our stockholders in focusing on long-term growth and stock performance. In 2021, the Board adopted, and our stockholders approved, our 2021 Equity Plan, thereby enabling us to continue making equity awards in the form of stock options, restricted common stock, restricted stock units, deferred stock units, stock appreciation rights, performance awards, dividend equivalents, and other stock-based awards to our employees, non-employee directors, and consultants. We review the costs and benefits to us from the various forms of long-term compensation. In selecting the form of awards, we take into account factors such as that stock options will have little or no value if we do not have increased profitability and increases in the market price of our stock and that restricted stock and restricted stock units may continue to have value, though possibly reduced, if our profitability declines and the market price of our stock does not increase or even declines. Generally, no stock option or stock appreciation right may be amended to decrease the exercise or grant price thereof, be cancelled in conjunction with the grant of any new stock option or stock appreciation right with a lower exercise or grant price, or otherwise be subject to any action that would be treated, under GAAP, as a “repricing” of such stock option or stock appreciation right, unless the stockholders of the Company provide prior approval.
Our current policy on equity awards provides that equity awards, other than in connection with new hires or unusual circumstances, will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meeting, which usually is held each May, and on the tenth business day immediately following the last day of each “blackout period,” as defined in the Company’s Insider Trading Policy. Those equity awards are to be made only at meetings of the Compensation Committee, including telephonic meetings, and not through actions by written consent. In 2023, the Compensation Committee made two equity awards to Ms. Ferguson, each in the form of restricted stock units. Ms. Ferguson, as mentioned above, began serving as our Vice President and Chief Financial Officer, Secretary, and Treasurer in March 2023.
NQDC Plan
Our NQDC Plan allows a select group of key management or highly compensated employees of the Company and our subsidiaries, including our executive officers, to defer income under a nonqualified plan. We believe that the NQDC Plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code and provides a vehicle for the eligible employees to defer amounts higher than the limits established for our 401(k) Plan, which is a qualified plan. The Company credits make-up contributions to the account of each participant who makes a deferral election for base salary under the NQDC Plan that results in a reduction of the Company’s matching contribution that would have been made under our 401(k) Plan. Make-up contributions are in an amount equal to the amount by which our matching contribution to the 401(k) Plan is reduced as a result of the deferral election made under the NQDC Plan. Base salary and bonus compensation are eligible for deferral under the NQDC Plan, and a participant may defer not less than 10% and not more than 90% of his or her base salary and bonus compensation. Each year our Compensation Committee selects the key management or highly compensated employees who are eligible to participate in the NQDC Plan, and each of those employees makes an election whether or not to participate in the NQDC Plan and at what level he or she wishes to defer compensation. Participants may also elect how their deferred funds are deemed to be invested among the investment options designated by the Compensation Committee, which are generally the same as those available under the 401(k) Plan, as well as the Company’s common stock. In addition, participating employees choose the schedule on which these funds are to be distributed to them or their beneficiaries upon retirement, death, or certain other events. Amounts deferred or credited under the NQDC Plan are credited with notional investment earnings based on participant investment elections made from among the investment options available under the NQDC Plan. No amounts are credited with above-market earnings.
Benefits and Perquisites
We provide customary benefits to our executive officers, including health insurance and life and disability insurance, as a part of our total compensation package. Our employees, including our executive officers, are also eligible to participate in our 401(k) Plan. Under that plan, we make matching contributions of up to 3.5% of a participant’s eligible compensation. Our executive officers are fully vested in our matching contributions. Perquisites are not a significant component of compensation for our executive officers.
Termination and Change in Control Arrangements
We have agreements or plans under which our executive officers are entitled to payments and benefits upon termination of employment under certain circumstances. The terms of Mr. Emile Battat’s arrangement are set forth in his employment agreement and were determined on the basis of recommendations by our Compensation Committee after discussions with him. The terms of Mr. David Battat’s arrangement were recommended by our Compensation Committee after consideration of his responsibilities and experience. The terms of Ms. Ferguson’s change in control agreement were recommended by our Compensation Committee after consideration of Ms. Ferguson’s duties and total compensation package. We have structured our arrangements with our executives so that a change in control alone does not trigger any payments. A change in control does, however, result in acceleration of vesting of their equity awards. We believe acceleration of vesting provides our executive officers a reasonable measure of protection in the event of a change in control. For a more detailed discussion of the terms of these arrangements, see the section entitled “Potential Termination and Change in Control Payments” below.
As previously reported, Mr. Strickland retired effective March 3, 2023. His retirement agreement with the Company that was entered into in July 2022 required Mr. Strickland to continue working for us until March 3, 2023 and to support the transition of his duties and responsibilities as an officer of the Company and our subsidiaries to other executives, and to perform such other duties, as directed by our Chief Executive Officer. In consideration thereof, Mr. Strickland was paid his annual base salary of $300,000 prorated through March 3, 2023, and on March 6, 2023 Mr. Strickland was paid the following: (i) all accrued and unpaid vacation pay; (ii) an incentive bonus of $550,000 that was in lieu of any incentive bonus under the Company’s Short-Term Incentive Plan; and (iii) the deferred installment of his incentive bonus for 2021 in the amount of $112,500. In addition, on March 3, 2023, 131.72 restricted stock units previously granted to Mr. Strickland, together with dividend equivalents credited with respect to those restricted stock units, that were to vest on August 23, 2024 were accelerated, vested, and were converted into 136 shares of our common stock that were delivered to him. Also, 466.34 restricted stock units previously granted to Mr. Strickland, together with dividend equivalents credited with respect to those restricted stock units, vested in accordance with the terms thereof that provided, among other things, for accelerated vesting in the event of Mr. Strickland’s retirement and were settled with a $295,000 cash payment to Mr. Strickland.

Stock Ownership Guidelines for Officers
Our stock ownership guidelines are designed to ensure that our executive officers and certain other designated officers of the Company and its subsidiaries acquire and maintain a meaningful equity stake in the Company so as to align their interests closely with those of our stockholders. The guidelines provide that within four years of becoming subject to the guidelines the persons serving as our Chairman and as our Chief Executive Officer are required to each own shares of our common stock with a market value of at least $2,400,000, a person serving as our Chief Operating Officer, a position not currently filled, is required to own shares of our common stock with a market value of at least $1,200,000, and the person serving as our Chief Financial Officer is required to own shares of our common stock with a market value of at least $900,000. Other officers of the Company or our subsidiaries who are designated by our Board of Directors are required to own shares of our common stock with a market value of at least $300,000 within five years after being designated as subject to the guidelines. The guidelines also provide that if an executive officer or a designated officer fails to meet the guidelines or having met the guidelines fails to continue to meet them, two-thirds of each bonus payable to such executive officer or designated officer is to be paid in a form that counts toward the guidelines until the guidelines are met. Stock ownership that counts under these guidelines is described in the section entitled “Stock Ownership Guidelines for Directors” above.
Clawback Policy
We have a “clawback” policy that provides that in the event of an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period, our Compensation Committee is to promptly determine the amount of any erroneously awarded compensation for each of our executive officer in connection with such accounting restatement and promptly provide each executive officer with a written notice containing the amount of erroneously awarded compensation and a demand for repayment or return, as applicable. Under the policy, erroneously awarded compensation is defined to mean all incentive-based compensation received by such executive officer (i) after beginning service as an executive officer, (ii) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (iii) during the applicable clawback period that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid.
Tax Considerations
Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1.0 million to certain of its executive officers. Although the Compensation Committee is cognizant of the limitations imposed by Section 162(m), the Committee believes that the primary purpose of our executive compensation program is to support the Company’s business strategy and the long-term interests of our stockholders. Therefore, the Compensation Committee maintains the flexibility to recommend or award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.
Other
The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Emile Battat whose base salary is fixed by his employment agreement, and discretionary bonuses can be awarded based on the individual performance of the executives as well as the performance of the Company or its units. Additionally, we can make equity awards to reward individual performance. We recognize that there may be circumstances when the individual responsibilities and performance of our executive officers or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reducing compensation levels where permitted.

In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, as well as the number of shares of our common stock owned by them, the number of unexercised options held, the restricted stock or restricted stock units held, and the potential benefits they may realize upon the sale of the stock underlying these awards.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
Members of the Compensation Committee
John P. Stupp, Jr. (Chairman)  Preston G. Athey  Hugh J. Morgan, Jr.  Ronald N. Spaulding
The following table sets forth summary information concerning the compensation of our three current executive officers and one former executive officer (“named executive officers” or “NEOs”) during the periods indicated:
Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David A. Battat	2023	718,077	—	—	180,000	—	26,387(4)	924,464
President and Chief	2022	620,000	—	—	900,000	—	21,376	1,541,376
Executive Officer	2021	620,000	400,000	—	900,000	—	16,585	1,936.585
Cindy Ferguson(5)	2023	283,904	—	445,920	45,000	—	34,347(6)	809,171
Vice President and
Chief Financial Officer,
Secretary, and Treasurer
Jeffery Strickland(7)	2023	92,308	—	—	—	210,196	600,593(8)	903,097
Former Vice President and	2022	300,000	—	—	—	27,086	43,480	370,566
Chief Financial Officer,	2021	300,000	200,000	—	450,000	18,795	36,383	1,005,178
Secretary and Treasurer
Emile A Battat	2023	600,000	—	—	—	—	32,564(9)	632,564
Chairman	2022	600,000	—	—	291,588	—	14,534	906,122
	2021	600,000	—	—	29,881	—	36,667	666,548

(1)
This column includes an amount deferred by the named executive officer under the NQDC Plan and reported in the “Executive Contributions in Last FYE” column of the Nonqualified Deferred Compensation table below.

(2)
The amounts set forth in this column represent the aggregate grant date fair value of the awards made during the year indicated computed in accordance with ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. The assumptions used in the valuations for the awards made in 2023 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)
The incentive compensation for Messrs. David Battat and Strickland for 2021 and for Mr. David Battat for 2022 was provided to them under our Short-Term Incentive Plan. Under such plan, at least 75% of incentive compensation for a year was to be paid in the year immediately following the performance year and the remaining amount was to be paid in the next year, subject to forfeiture if the participant’s employment terminated before payment is made. All payments due to have been paid under said plan to Mr. Strickland have been paid and the final payment to Mr. David Battat is due to be paid by April 15, 2024, at which time the termination of said plan will be effective. The incentive compensation for Mr. David Battat and Ms. Ferguson for 2023 was paid under our Annual Incentive Plan. Mr. Emile Battat’s incentive compensation for 2021 and 2022 was paid to him under his employment agreement with us.
(4)
Includes matching contribution to our 401(k) Plan; payment of life insurance premiums in the amount of $1,097; and the incremental cost of personal use of a Company automobile.

(5)
Ms. Ferguson was elected Vice President and Chief Financial Officer, Secretary, and Treasurer of the Company effective March 4, 2023.

(6)
Includes matching contribution to our 401(k) Plan; payment of life insurance premiums in the amount of $436; Reimbursement of medical expenses; and the incremental cost of personal use of a Company automobile.

(7)
Mr. Strickland retired on March 3, 2023.

(8)
Includes $1,017, which is the dollar value of dividend equivalents credited in 2023 with respect to unvested restricted stock units; matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; payment of life and disability insurance premiums in the amount of $834; reimbursement of medical insurance premiums and medical expenses; the incremental cost of personal use of a Company automobile; and retention bonus of $550,000.

(9)
Includes matching contribution to our 401(k) Plan; reimbursement of medical expenses; payment of life insurance premiums in the amount of $457; and the incremental cost of personal use of a Company automobile.

The following table sets forth summary information concerning the grants of plan-based awards to our named executive officers during the year ended December 31, 2023:
Grants of Plan-Based Awards
Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Compensation(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)
David A. Battat	Incentive bonus	8/22/2023	360,000	720,000	1,080,000	—	—
Cindy Ferguson	Restricted Stock Units	3/8/2023	—	—	—	480	300,000
	Restricted Stock Units	11/24/2023	—	—	—	480	145,920
	Incentive bonus	8/22/2023	90,000	180,000	270,000	—	—
Jeffery Strickland	—	—	—	—	—	—	—
Emile A Battat	—	—	—	—	—	—	—

(1)
Cash incentive bonuses are payable under the Annual Incentive Plan based on achievement of performance criteria for 2023, as described in the section entitled “Compensation Discussion and Analysis” above and in the section entitled “Annual Incentive Compensation” below. The amounts actually earned by our named executive officers from this bonus arrangement in 2023 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
Represents the aggregate grant date fair value of stock unit awards computed in accordance with ASC 718. The assumptions used in the valuation may be found in Note 8 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2023.

Base Salaries
We have an employment agreement with Mr. Emile Battat that provides that he will serve as a senior executive officer of the Company and, subject to his election as a director by our stockholders, will serve as Chairman of the Board if so elected by our Board of Directors. Mr. Emile Battat’s employment agreement fixes his base salary for each calendar year during the term at $600,000. The term of our employment agreement with Mr. Emile Battat expired on December 31, 2021 and has automatically renewed for additional one-year terms and will continue to renew automatically for one-year terms unless either we or Mr. Emile Battat notifies the other of termination at least six months prior to the expiration of the then-current term. The base salaries for our other executive officers are reviewed annually, and adjustments are generally made on the basis of our performance as measured by certain financial and non-financial criteria, survey information respecting compensation of executive officers, cost-of-living information, and the individual performance of the respective executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to our financial performance, the Compensation Committee generally takes into consideration our operating income, earnings per share, total stockholder return, return on equity, safety, and efficiency of our operations.
Annual Incentive Compensation
Pursuant to his employment agreement, Mr. Emile Battat is entitled to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in operating income in the discretion of the Compensation Committee. For 2023, Mr. Emile Battat did not receive a cash bonus.
Our other executive officers and certain key employees are eligible to be selected to participate in our Annual Incentive Plan. Pursuant to the Annual Incentive Plan, our executive officers and selected employees of the Company and our subsidiaries are eligible to receive compensation based on attainment of certain performance goals. Our Compensation Committee or its delegee is the Administrator and determines the individuals that may participate in the Annual Incentive Plan, selects the period for which performance is calculated, and establishes performance goals for each participant.
Performance goals are to be based upon one or more performance criteria selected by the Administrator, each of which may carry a different weight and may differ from participant to participant. Performance criteria may include any number of business criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison peer group, in each case as specified by the Administrator
For 2023, under the Annual Incentive Plan, Mr. David Battat’s cash incentive bonus was $180,000 and Ms. Ferguson’s cash incentive bonus was $45,000. The purpose of the Annual Incentive Plan is to help us attract and retain employees, including named executive officers, by providing a competitive cash bonus program that rewards outstanding performance. The Annual Incentive Plan replaced the Short-Term Incentive Plan adopted in 2013 for awards granted in 2023 and thereafter. In addition, our executive officers may receive discretionary bonuses if recommended by our Compensation Committee and approved by our Board of Directors. No discretionary bonuses were paid to our named executive officers for 2023.
Equity Awards
In 2023, our Compensation Committee granted restricted stock units to Ms. Ferguson on two occasions. The restricted stock units were granted under our 2021 Equity Plan and vest over three-year periods from the dates of grant. At vesting, they convert into shares of our common stock on a one-for-one basis.
The table below sets forth summary information concerning our named executive officers’ outstanding equity awards as of December 31, 2023:

Outstanding Equity Awards at Fiscal Year End(1)
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
David A. Battat	622(3)	235,516
Cindy Ferguson	1,075(4)	407,207
Jeffery Strickland	—	—
Emile A Battat	622(5)	235,516

(1)
No option awards were outstanding on December 31, 2023.

(2)
The amounts set forth in this column are based on the closing price of $378.79 per share of the common stock of the Company on December 31, 2023.

(3)
Composed of 622 restricted stock units that are to vest in two equal annual installments on July 1, 2024 and on July 1, 2025, with vesting to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment of Mr. David Battat by the Company without cause or by Mr. David Battat with good reason, and to be settled in cash.

(4)
Composed of (i) 115 restricted stock units that vest on January 21,2027; (ii) 160 restricted stock units that vested on March 8, 2024, and 320 restricted stock units that are to vest in two equal annual installments on March 8, 2025 and 2026, and (iii) 480 restricted stock units that are to vest in three equal annual installments beginning on November 24, 2024 and on November 24 of the next two succeeding years. Vesting is to be accelerated upon a change in control.

(5)
Composed of 622 restricted stock units that are to vest in two equal annual installments on July 1, 2024 and July 1, 2025, with vesting to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment of Mr. Emile Battat by the Company without cause or by Mr. Emile Battat with good reason, and to be settled in cash.

The following table sets forth summary information concerning stock options exercised, the value realized upon exercise, the vesting of stock, and the value realized upon vesting for our named executive officers during the year ended December 31, 2023:
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
David A. Battat	—	—	311	183,891
Cindy Ferguson	—	—	—	—
Jeffery Strickland	—	—	603	380,986
Emile A Battat	—	—	311	183,891

(1)
These awards were settled in cash.

(2)
The amounts set forth in this column are based on the closing price of the Company’s common stock on the vesting date or the last trading day preceding the vesting date if the vesting date was not a trading date.

The following table sets forth certain information concerning our NQDC Plan for the year ended December 31, 2023:
Nonqualified Deferred Compensation
Name	Executive Contributions In Last FY($)(1)	Registrant Contributions In Last FY($)(2)	Aggregate Earnings in Last FY($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)(4)
David A. Battat	—	—	—	—	—
Cindy Ferguson	—	—	—	—	—
Jeffery Strickland	128,942	2,840	210,196	—	2,316,113
Emile A Battat	—	—	—	—	—

(1)
The amount set forth in this column represents the base salary and non-equity incentive award deferred in 2023 under the NQDC Plan. This amount is included in the Summary Compensation Table above in the “Salary” or “Non-Equity Incentive Plan Compensation” columns.

(2)
The amount set forth in this column represents the make-up contribution to the NQDC Plan made by the Company and is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)
The amount set forth in this column is included in the Summary Compensation Table above in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(4)
The amount set forth in this column includes the following amount previously reported in the Summary Compensation Table for prior years: $1,974,135 for Mr. Strickland.

Our NQDC Plan allows a select group of key management or highly compensated employees of the Company and its subsidiaries, including our executive officers, to defer income under a nonqualified plan. As such, the plan provides a vehicle for the eligible employees to defer amounts higher than the limits established for our 401(k) Plan, which is a qualified plan. The Company is to credit make-up contributions to the account of each participant who makes a deferral election for base salary under the NQDC Plan that results in a reduction of the Company’s matching contribution that would have been made in our 401(k) Plan, with the make-up contribution to be in an amount equal to the amount by which our matching contribution to our 401(k) Plan is reduced as a result of the deferral election made under the NQDC Plan. Base salary and bonus compensation are eligible for deferral under the NQDC Plan. Each year our Compensation Committee selects the key management or highly compensated employees who are eligible to participate in the NQDC Plan, and each of those employees makes an election whether or not to participate in the NQDC Plan and at what level he or she wishes to defer compensation. Participants may defer not less than 10% and not more than 90% of base salary and bonus compensation. Participants elect how their deferred funds are deemed to be invested among the investment options designated by the Compensation Committee, which are generally the same as those available under the 401(k) Plan, as well as the Company’s common stock. In addition, participating employees choose the schedule on which these funds are to be distributed to them or their beneficiaries upon retirement, death, or certain other events. Amounts deferred or credited under the NQDC Plan are credited with notional investment earnings based on participant investment elections made from among the investment options available under the NQDC Plan. No amounts are credited with above-market earnings. The NQDC Plan is unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under the NQDC Plan from the general assets of the Company.
Related Persons Transactions Policy
Our Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or ratify, in its sole discretion, any related persons transaction, within the meaning of Nasdaq listing rules and regulations promulgated by the SEC. Under the Audit Committee’s written policies, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or ratification. The Audit Committee will approve or ratify such a transaction only if it determines that the transaction is in our best interest.

In considering a transaction with a related person, the Audit Committee will consider all relevant factors, including, as applicable, the following: (i) our business rationale for entering into the transaction; (ii) the alternatives to entering into such a transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflict; and (v) the overall fairness of the transaction to us.
The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction. Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee. If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
Since January 1, 2023, there have been no related persons transactions which, in accordance with SEC regulations, would require disclosure in this proxy statement.
Potential Termination and Change in Control Payments
We do not have an employment agreement with Mr. David Battat or with Ms. Ferguson. However, we have change in control agreements with each of them that provide that they will be entitled to certain payments and benefits in the event his or her employment is terminated in connection with a change in control of the Company. This section sets forth the payments and benefits that each executive officer would have received had his or her employment been terminated, or had a change in control occurred, on December 31, 2023, excluding amounts payable under our 401(k) Plan to each executive officer. Mr. Strickland retired on March 3, 2023, and the information in the table below shows the actual payments to him. Our employment agreement with Mr. Emile Battat provides for certain payments to be made and benefits provided to him upon termination of employment. We do not provide gross-ups for Section 280G excise taxes related to change in control agreements. These arrangements are discussed below.
Termination for Just Cause or Without Good Reason
If Mr. David Battat’s employment is terminated, for just cause, he will receive his base salary up to the termination date, accrued vacation pay, unreimbursed business expenses, his aggregate account balance under the NQDC Plan, and vested amounts under the 401(k) Plan. If Ms. Ferguson’s employment is terminated for cause she will receive her base salary up to the termination date, accrued vacation pay, unreimbursed business expenses, and vested amounts under the 401(k) Plan.
If Mr. Emile Battat’s employment is terminated by us for just cause or by Mr. Emile Battat without good reason, he will receive his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date. He is also be entitled to receive his accrued vacation pay, unreimbursed business expenses, and vested amounts under our 401(k) Plan.
Termination Without Just Cause or With Good Reason or Due to Retirement, Death, or Disability
If Mr. David Battat’s employment is terminated by us without just cause, by him with good reason or due to his death, and such termination is not in connection with a change in control of the Company, Mr. David Battat will receive the same payments and other benefits he would have received had the termination been with just cause and life insurance benefits if termination is due to his death. If Mr. David Battat’s employment is terminated due to retirement, death, or disability, then his restricted stock units awarded in July 2020 will vest on the termination date and be settled in cash. If Ms. Ferguson’s employment is terminated by us without cause, by her with good reason, or due to her death, and such termination were not in connection with a change in control of the Company, Ms. Ferguson will receive the same payments and other benefits she would have received had the termination been with cause and life insurance benefits if termination is due to her death.
If Mr. Emile Battat’s employment is terminated by us without just cause, by Mr. Emile Battat with good reason or due to his retirement, death, or disability, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to the sum of one year’s base salary and the average annual bonus received by him in the three years prior to the year in which the termination occurs and life insurance benefits if termination is due to his death. In addition, we will continue to provide group health plan benefits for him, his spouse, and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.
Termination Without Just Cause or With Good Reason in Connection with Change in Control
If Mr. David Battat’s employment is terminated by us without just cause or by Mr. David Battat for good reason in contemplation of or within two years following a change in control, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date, and an amount equal to two times the sum of one year’s base salary and the average annual bonus to which he was entitled for the three years prior to the year in which the termination occurs. In addition, Mr. David Battat will be entitled to one year’s health benefits and all stock options and other equity will fully vest and become exercisable on the termination date.
If Mrs. Ferguson’s employment is terminated by us without cause or by Ms. Ferguson for good reason in contemplation of or within two years following a change in control, she will be entitled to receive the same payments and other benefits she would have received had the termination been with just cause, plus an amount equal to her annual base salary for the 12 months preceding termination of employment and all equity will fully vest and become exercisable on the termination date.
If Mr. Emile Battat’s employment is terminated by us without just cause or by Mr. Emile Battat for good reason in contemplation of or within two years following a change in control, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to two times the sum of one year’s base salary and the average annual bonus received by him for the three years prior to the year in which the termination occurs. In addition, we will continue to provide group health plan benefits for him, his spouse, and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.
Change in Control
If there is a change in control, all unvested options, restricted stock, and restricted stock units held by Mr. David Battat, Ms. Ferguson, and Mr. Emile Battat will vest at the time of the change in control.
Definitions
For the purposes of Mr. David Battat’s and Ms. Ferguson’s change in control agreements, Mr. Emile Battat’s employment agreement, and equity awards, a “change in control” generally means the following:
•
any person, entity, or affiliated acquiring more than 25% of the then outstanding shares of voting stock of the Company;

•
the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company;

•
the adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets of the Company, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror; or

•
during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

For the purposes of Mr. Emile Battat’s employment agreement and Mr. David Battat’s change in control agreement, “just cause” and for the purpose of Ms. Ferguson’s change in control agreement “cause,” generally mean the following:
•
a continuing willful failure to perform material duties and obligations under the employment after written notice; or

•
the conviction of, or the entering of a plea of nolo contendere with respect to, a felony.

For the purposes of Mr. David Battat’s change in control agreement, “good reason” generally means the following:
•
without the Mr. David Battat’s express written consent, any diminution in the his titles, authorities, responsibilities or his assignment to any duties inconsistent with his position, duties, responsibilities and status with the Company as its President and Chief Executive Officer or the removal by the Board, or the failure or refusal of the Board to re-elect, Mr. David Battat as the President and Chief Executive Officer of the Company;

•
the Company’s breach of any provision of the change in control agree or any other breach by the Company of any provision of any agreement between the Company and Mr. Battat and the failure to promptly commence in good faith to cure such breach, if curable; or

•
the failure of the Company to obtain the assumption in writing of the Company’s obligations under the change in control agreement to Mr. Battat by any successor to the Company.

For the purposes of Ms. Ferguson’s change in control agreement, “good reason” generally means the following:
•
a reduction by the Company in Ms. Ferguson’s annual base salary during an up to two-year period commencing on the date of the occurrence of the first event which constitutes a change in control from her annual base salary in effect immediately preceding such event;

•
the relocation of Ms. Ferguson’s principal office to a location outside of the Dallas, Texas metropolitan area unless such relocation is effected as a result of a request for such relocation by her or a request for such relocation that is made by the Company and agreed to by her;

•
the failure by any successor to the Company to assume the change in control agreement and agree to perform the Company’s obligations thereunder; or

•
the termination of the change in control agreement except in accordance with its provisions.

For the purposes of Mr. Emile Battat’s employment agreement, “good reason” generally means the following:
•
without Mr. Emile Battat’s written consent, any diminution in his titles, authorities, responsibilities, or his being assigned to any duties inconsistent with his position, duties, responsibilities and status as Chairman, or the removal by the Board, or the failure or refusal of the Board to re-elect him, as Chairman;

•
the Company’s breach of any provision of the employment agreement or any other agreement between him and the Company and Mr. Emile Battat and the failure to promptly commence in good faith to cure such breach, if curable;

•
adoption by a majority of the Board of any resolution or series of related resolutions that has or could reasonably be expected to have a material effect on the strategic direction, operations, financial condition, or results of operations of the Company and that is voted against by Mr. Emile Battat in a good faith exercise of his fiduciary duty or the failure or refusal of a majority of the Board to adopt a proposed resolution that has or could reasonably have been expected to have a material effect on the strategic direction, operations, financial condition, or results of operations of the Company and that Mr. Battat proposed in a good faith exercise of his fiduciary duty; or

•
failure of the Company to obtain the assumption in writing of the Company’s obligations under the employment agreement by any successor to the Company.

For the purposes of Mr. Emile Battat’s employment agreement, retirement means the voluntary termination of employment after attaining the age of 65.
For the purposes of the Mr. Emile Battat’s employment agreement and equity awards, “disability” generally means the inability to perform the normal duties of his employment with the Company for a period of 90 days in any 120 day period.
The following table sets forth the payments and benefits that each executive officer would have received had his employment been terminated, or had a change in control occurred, on December 31, 2023, excluding amounts payable under our 401(k) Plan to each executive officer:
Name	Type of Payment or Benefit	Termination for Just Cause or Without Good Reason($)	Termination Without Just Cause, For Good reason, or upon Retirement, Death, or Disability($)	Termination Without Just Cause or For Good Reason in Connection with a Change in Control($)	Change in Control($)
David A. Battat	Severance Payment(1)	94,000	594,000	3,483,334	—
	Equity Award(2)	—	235,516	235,516	235,516
	NQDC Plan Balance	—	—	—	—
	Health Benefits	—	—	10,881	—
	Total	94,000	829,516	3,729,731	235,516
Cindy Ferguson	Severance Payment(3)	5,769	305,769	289,673	—
	Equity Awards(2)	—	—	407,207	407,207
	NQDC Plan Balance	—	—	—	—
	Health Benefits	—	—	—	—
	Total	5,769	305,769	696,880	407,207
Jeffery Strickland	Severance Payment	—	697,115(4)	—	—
	Equity Awards	—	379,772(5)	—	—
	NQDC Plan Balance	—	2,316,113(6)	—	—
	Health Benefits	—	—	—	—
	Total	—	3,393,000	—	—
Emile A Battat	Severance Payment(1)	160,168	1,367,324	1,574,481	—
	Equity Awards(2)	—	235,516	235,516	235,516
	NQDC Plan Balance	—	—	—	—
	Health Benefits	—	23,598	23,598	—
	Total	160,168	1,626,438	1,833,595	235,516

(1)
Includes unreimbursed business expenses in the amount of $94,000 and, if termination is due to death, life insurance benefits in the amount of $500,000 for Mr. David Battat and unreimbursed business expenses in the amount $160,168 and, if termination is due to death, life insurance benefits in the amount of $500,000 for Mr. Emile Battat.

(2)
Represents the market price as of December 31, 2023 of equity awards vesting on termination of employment or change in control and settled in the form of cash or the issuance of common stock.

(3)
Includes accrued vacation pay in the amount of $5,769 and, if termination is due to death, life insurance benefits in the amount of $300,000.

(4)
Includes retention bonus in the amount of $550,000, acceleration of deferred bonus for 2021 in the amount of $112,500, and accrued vacation pay in the amount of $34,615, all of which payments were made in connection with Mr. Strickland’s retirement on March 3, 2023.

(5)
Reflects the value of all outstanding unvested RSUs as of March 3, 2023 that accelerated and vested at the time of his retirement under the terms of his Retirement Agreement and one of his award agreements.

(6)
This amount is also shown in the “Aggregate Balance at Last FYE” column of the Nonqualified

Deferred Compensation table above and is shown assuming payment in a single lump sum regardless of any election to receive payment over time.
Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. David Battat. For 2023, our Chief Executive Officer had total compensation of $924,464 as reflected in the Summary Compensation Table above. We determined that our median employee’s annual total compensation was $44,552 for 2023. As a result, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee for 2023 was 20.75 to 1. We identified our median employee by examining the 2023 total cash compensation for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2023. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates in identifying the median employee or with respect to total cash compensation, and we did not annualize the compensation of any full-time employees who were not employed by us for all of 2023.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following information is provided about the relationship between Compensation shown on the Summary Compensation Table (SCT), Compensation Actually Paid (CAP), Total Stockholder Return (TSR), Net Income, and Operating Income as the Company Selected Measure.
Year	Summary Compensation Table CEO Total Compensation ($)(a)	Compensation Actually Paid to CEO ($)(a)(b)	Average Summary Compensation Table Total for Other NEOs ($)(a)	Average Compensation Actually Paid to Other NEOs ($)(a)(b)	Value of Initial $100 Investment Based On:		GAAP Net Income ($ millions)	GAAP Operating Income ($ millions)
					Company Total Stockholder Return ($)	Peer Group(c) Total Stockholder Return ($)
2023	924,464	814,688	711,544	661,185	53.16	102.41	19.4	22.6
2022	1,541,376	1,201,240	638,344	413,722	77.01	98.36	35.0	39.7
2021	1,936,585	1,996,742	835,863	940,039	95.81	115.30	33.1	36.0
2020	2,065,635	1,405,164	1,396,176	1,011,839	86.36	109.66	32.1	35.7

(a)
NEOs included in these columns are the following:

Year	CEO (or Principal Executive Officer)	Non-CEO NEOs
2023	David A. Battat	Emile A. Battat, Jeffery Strickland and Cindy Ferguson
2022	David A. Battat	Emile A. Battat, Jeffery Strickland
2021	David A. Battat	Emile A. Battat, Jeffery Strickland
2020	David A. Battat	Emile A. Battat, Jeffery Strickland

(b)
The following table details the adjustment to the Summary Compensation Table Total Pay for our CEO, as well as the average for our other NEOs, to determine “compensation actually paid”, as computed in accordance with Item 402(v), with dividends already accounted for in the “All Other Compensation” component of the Summary Compensation Table. Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	CEO				Non-CEO NEO Average
	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table Total ($)	924,464	1,541,376	1,936,585	2,065,635	711,544	638,344	835,863	1,396,176
Less: Reported Fair Value of Equity Awards ($)(1)	—	—	—	1,000,000	148,639	—	—	750,000
Add: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)(2)	—	—	—	992,794	121,223	—	—	$744,597
Add: Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)(2)	1,932	(205,231)	(94,665)	(201,459)	14,292	(113,864)	(22,091)	(102,712)
Add: Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(2)	(111,708)	(134,905)	154,821	(451,805)	(37,236)	(110,758)	126,267	(276,222)
Compensation Actually Paid ($)	814,688	1,201,240	1,996,742	1,405,164	661,185	413,722	940,039	1,011,839

(1)
The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(2)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above.

(c)
Peer Group reflects the SIC Code 3841 Index — Surgical and Medical Instruments.

Tabular list of Company Performance Measures
The three measures listed below, in no particular order, represent the most important metrics to link Compensation Actually Paid for FY 2023 as further described in the “Annual Incentive Compensation” section of the section entitled “Compensation Discussion and Analysis” above
Most Important Performance Measures
Operating Income
Revenue
Total Stockholder Return

Compensation Actually Paid versus Total Stockholder Return
As shown in the chart below, the CEO and other NEOs’ Compensation Actually Paid amounts are aligned with the Company’s TSR. Alignment is primarily due to the Company’s use of equity incentives in the form of Restricted Stock Units, which are tied directly to stock price. The TSR calculation assumes a $100 investment made on 1/1/2020.
Compensation Actually Paid versus Net Income
The chart below compares the CEO and other NEOs’ Compensation Actually Paid to our GAAP Net Income.

Compensation Actually Paid versus Operating Income
The chart below compares the CEO and other NEOs’ Compensation Actually Paid to our Company Selected Measure, Operating Income.
Compensation Committee Interlocks and Insider Participation
During 2023, Messrs. Athey, Morgan, Spaulding, and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2023, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity that has one or more executive officers serving as a member of our Board of Directors or any committee thereof.

ITEM 2
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW
Article XI of our Certificate of Incorporation provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with the Delaware General Corporation Law, or DGCL. The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances, as permitted under Section 102(b)(7) of the DGCL. For the reasons set forth below, our Board of Directors has determined that it is advisable and in the best interests of the Company for our stockholders to approve an amendment to the Company’s Certificate of Incorporation, or Proposed Amendment, to provide for exculpation of certain of the Company’s officers as permitted by the DGCL.
The Proposed Amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Accordingly, the Proposed Amendment would only permit exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The officers who would be covered by the Proposed Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as a named executive officer; or (iii) has, by written agreement with the Company, consented to being identified as an officer for purposes of service of process.
In considering whether to recommend the Proposed Amendment, the Board of Directors considered that the role of an officer, like the role of a director, requires time-sensitive decision-making on critical matters that can lead to substantial risk of investigations, claims, actions, lawsuits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and despite the absence of any underlying merit. The Board of Directors believes the Proposed Amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors and would mitigate the risk of plaintiffs’ lawyers adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs, simply because the directors are shielded from such liabilities. As a result, the Proposed Amendment would better position the Company to continue to attract and retain top executive talent by providing protection against the potential exposure to liabilities and costs of defense tied to such claims. For these reasons and taking into account the limits on the types of claims for which officers’ liability would be exculpated, the Board of Directors determined that approval of the Proposed Amendment to provide for exculpation of certain of the Company’s officers is advisable and in the best interests of the Company and the stockholders.
If the stockholders approve the Proposed Amendment, it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which the Company anticipates doing immediately following stockholder approval. Other than the addition of Article XIV, the remainder of the Company’s Certificate of Incorporation will remain unchanged after effectiveness of the Proposed Amendment. A copy of the Proposed Amendment is included in the Certificate of Amendment of Certificate of Incorporation attached as Appendix B to this proxy statement. The general description of the Proposed Amendment set forth above is qualified in its entirety by reference to the full text of the Proposed Amendment as set forth in Appendix B.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE PROPOSED AMENDMENT.

ITEM 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the year 2024. Although ratification by stockholders of the selection of Grant Thornton LLP is not required by law, the selection of Grant Thornton LLP is being submitted to our stockholders for ratification because we believe it is a good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of us and our stockholders. A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2024.
Audit and Related Fees
Audit Fees
The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $440,000 for the year ended December 31, 2023 and $420,000 for the year ended December 31, 2022.
Audit-Related Fees
Grant Thornton LLP billed no fees for the year ended December 31, 2023 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above and $9,000 for the year ended December 31, 2022 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above.
Tax Fees
There were no fees billed by Grant Thornton LLP for the years ended December 31, 2023 or 2022 for tax services.
All Other Fees
There were no fees billed by Grant Thornton LLP for the years ended December 31, 2023 or 2022 other than those set forth above.
The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.
The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the independence of the independent registered public accounting firm. In accordance with those policies and procedures, we are not to engage the independent registered public accounting firm to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The Audit Committee is to review the services expected to be performed by the independent registered public accounting firm to ensure that the provision of those services will not impair the independent registered public accounting firm’s independence. The Audit Committee will pre-approve fee levels for each of the following categories: audit, audit-related, and tax compliance/planning services. Any proposed services exceeding pre-approved fee levels will require specific pre-approval by the Audit Committee. Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below. The term of any pre-approval is 12 months from the date of the pre-approval unless the Audit Committee specifically provides for a different period. The Audit Committee will not delegate to our management its responsibilities to pre-approve services performed by the independent registered public accounting firm. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $15,000 per service, provided that the aggregate amount of such services does not exceed $30,000 in any calendar year. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. During the year ended December 31, 2023, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.
Audit Committee Report
The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on our Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Members of the Audit Committee
Preston G. Athey (Chairman) Hugh G. Morgan, Jr. Ronald N. Spaulding John P. Stupp, Jr.

ITEM 4
ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are seeking stockholder input on our executive compensation as disclosed in this proxy statement and are requesting our stockholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the section entitled “Compensation Discussion and Analysis” above and disclosed in the Summary Compensation Table and related compensation tables, and narrative discussion presented in the section entitled “Executive Compensation” above. This vote will be similar to the advisory votes on the compensation of our executive officers that we have held annually since 2011. We have determined to hold an advisory vote on the compensation of our executive officers annually until the next required vote on the frequency of stockholder voting on the compensation of the Company’s executive officers, which will occur at our 2029 annual meeting, unless the Board of Directors hereafter determines that a different frequency for such advisory voting is in the best interests of our stockholders. Accordingly, unless the Board of Directors makes such a determination, the next advisory vote on the compensation of our executive officers following the 2024 annual meeting will occur at the annual meeting of stockholders to be held in 2025.
We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both short- and long-term goals without encouraging inappropriate risks to achieve performance. We were pleased to receive a favorable vote for our compensation practices at our 2023 annual meeting, with 99% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve, on an advisory basis, the compensation of our executive officers.
We will present the following resolution to be voted on at our 2024 annual meeting of stockholders:
“RESOLVED, that the stockholders of Atrion Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for its 2024 annual meeting of stockholders, as disclosed in said proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and our Board of Directors value the opinions of our stockholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE OFFICER COMPENSATION AS PRESENTED IN THIS PROXY STATEMENT.

SECURITIES OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 15, 2024 by (i) each of our directors, one of whom is the Board of Directors’ nominee for election as a director at the annual meeting; (ii) our executive officers who are named in the Summary Compensation Table herein; (iii) all of our directors and current executive officers as a group; and (iv) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock:
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Preston G. Athey	1,368	*
Jeanette Bankes	186	*
David A. Battat(2)	94,900(3)	5.39%
Emile A. Battat(4)	150,616(5)	8.56%
Cindy Ferguson	118	*
Hugh J. Morgan, Jr.	10,348	*
Ronald N. Spaulding	2,678(6)	*
Jeffery Strickland	749(8)	*
John P. Stupp, Jr.	141,394(7)	8.03%
BlackRock, Inc.(9)	115,446	6.56%
Kayne Anderson Rudnick Investment Management, LLC(10)	194,800	11.07%
Neuberger Berman Group LLC(11)	183,012	10.40%
T. Rowe Price Investment Management, Inc.(12)	115,477	6.56%
All directors and current executive officers as a group (8 persons)(13)	401,608	22.82%

*
Less than 1% of class.

(1)
The percentages set forth in this column are based on 1,759,954 shares of common stock of the Company outstanding on March 15, 2024, plus shares that can be acquired through the exercise of options or vesting of restricted stock units that are to be settled in common stock within 60 days thereafter by the specified individual or group. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)
The business address for Mr. David Battat is One Allentown Parkway, Allen, Texas 75002-4206. Mr. David Battat is the son of Mr. Emile Battat.

(3)
These shares include 55,500 shares held in a family trust as to which shares Mr. David Battat has shared voting and investment power; these shares do not include restricted stock units that are to be settled in cash.

(4)
The business address for Mr. Emile Battat is 2700 Halkey-Roberts Place North, Saint Petersburg, Florida 33716.

(5)
These shares do not include restricted stock units that are to be settled in cash.

(6)
These shares are held in a family trust, of which Mr. Spaulding is the trustee.

(7)
These shares include 135,000 shares held by Stupp Bros., Inc. as to which Mr. Stupp has voting power and investment power as a Chairman, President and Chief Executive Officer. The 135,000 shares held by Stupp Bros., Inc., which are pledged to that company’s lenders as security for its working capital line of credit, represent 7.67% of our common stock outstanding as of March 15, 2024. Mr. Stupp is the direct beneficial owner of 6,394 shares which are pledged as collateral for a mortgage loan. These shares do not include 22,330 shares held in a family trust, the co-trustees of which are Mr. Stupp’s wife and one of his children, or 561.22 stock units held in Mr. Stupp’s stock unit account that will not be converted into shares of our common stock within 60 days after March 15, 2024. The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri 63125.

(8)
These shares are held in a family limited partnership, the general partner of which is a limited liability company in which Mr. Strickland is a member. Mr. Strickland has shared voting and investment power over these shares. Mr. Strickland retired on March 3, 2023.
(9)
This information is based on a Schedule 13G/A dated January 29, 2024 filed with the SEC reporting that BlackRock, Inc. has the sole power to vote or direct the vote of 110,682 shares of our common and has the sole power to dispose or direct the disposition of 115,446 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(10)
This information is based on a Schedule 13G/A dated February 13, 2024 filed with the SEC reporting that Kayne Anderson Rudnick Investment Management, LLC has the sole power to vote or direct the vote of 127,319 shares of our common stock, the shared power to vote or direct the vote of 49,357 shares of our common stock, the sole power to dispose or direct the disposition of 145,443 shares of our common stock, and the shared power to dispose or direct the disposition of 49,357 shares of our common stock. The address of Kayne Anderson Rudnick Investment Management, LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, California 90067.

(11)
This information is based on a Schedule 13G/A dated February 12, 2024 filed with the SEC reporting that Neuberger Berman Group LLC has the shared power to vote or direct the vote of 180,944 shares of our common stock and the shared power to dispose or direct the disposition of 183,012 shares of our common stock, that Neuberger Berman Investment Advisers LLC has the shared power to vote or direct the vote of 180,923 shares of our common stock and the shared power to dispose or direct the disposition of 182,955 shares of our common stock, that Neuberger Berman Equity Funds has the shared power to vote or direct the vote of 122,463 shares of our common stock and the shared power to dispose or direct the disposition of 122,463 shares of our common stock, and that Neuberger Berman Genesis Fund has the shared power to vote or direct the vote of 122,463 shares of our common stock and the shared power to dispose or direct the disposition of 122,463 shares of our common stock. Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, and certain affiliated entities have disclaimed beneficial ownership of all such shares. The address of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds, and Neuberger Berman Genesis Fund is 1290 Avenue of the Americas, New York, New York 10104.

(12)
This information is based upon a Schedule 13G dated February 14, 2024 filed with the SEC reporting that T. Rowe Price Investment Management, Inc. has sole power to vote or direct the vote of 42,389 shares of our common stock and has sole power to dispose or direct the disposition of 115,477 shares of our common stock. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, Maryland 21201.

(13)
See notes (1)-(7) above. In accordance with SEC regulations, Mr. Strickland is not included in this group.

STOCKHOLDER PROPOSALS
Stockholder Proposals in Our Proxy Statement
In order for proposals by stockholders to be considered for inclusion in our proxy material relating to the 2025 annual meeting of stockholders, such proposals must be received by us on or before December 10, 2024.
Stockholder Proposals and Director Nominations to be Presented at Stockholder Meetings
Our Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders or to nominate one or more persons for election to our Board of Directors at an annual meeting or special meeting called for the purpose of electing directors must give us written notice of such stockholder’s intent to bring that business before such meeting or to nominate such person or persons for election to our Board of Directors at such meeting. The notice must be received by the Secretary of the Company at our principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting or in the case of a special meeting called for the purpose of electing directors, notice by the stockholder must be received by the Secretary not earlier than the close of business on the 150th day prior to the date of such meeting and not later than the close of business on the later of the 120th day prior to such meeting and the 10th day following the date on which public announcement of the date of the meeting is first made. Such notice for the 2025 annual meeting must be delivered not earlier than December 22, 2024 and not later than January 21, 2025, provided the date of the 2025 annual meeting is not more than 30 days before or more than 60 days after May 21, 2025. Our Bylaws also specify the information that must be included in the notice that stockholders must provide to the Secretary of the Company in order to propose any business to be conducted at an annual meeting or to nominate one or more persons for election to our Board of Directors at an annual meeting or a special meeting called for the purpose of electing directors. The Chairman of the meeting may refuse to transact any business presented or to acknowledge the nomination of any person made without compliance with the procedures set forth in our Bylaws. The foregoing summary is qualified in its entirety by reference to the full text of our Bylaws which is on file with the SEC and is available upon request to the Secretary of the Company.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees in connection with the 2025 annual meeting of stockholders must deliver written notice to the Company’s Secretary at our principal executive offices setting forth the information required by our Bylaws, including the information required by Rule 14a-19 under the Exchange Act, not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the annual meeting and must comply with the additional requirements of Rule 14a-19. Accordingly, such notice for the 2025 annual meeting must be delivered not earlier than December 22, 2024 and not later than January 21, 2025. However, in the event the date of the annual meeting is more than 30 days before or more than 60 days after May 21, 2025, notice by the stockholder to be timely must be received by the Company’s Secretary not earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to the date of such meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 130 days prior to the date of such meeting, the tenth day following the date on which public announcement of the date of the meeting is first made.
NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement are not incorporated by reference into any other filings with the SEC unless specifically provided otherwise in such filings. In addition, this proxy statement includes our website address. This website address is intended to provide inactive, textual references only. The information on our website is not part of this proxy statement.

COST AND METHOD OF SOLICITATION
The cost of soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, and other electronic communication methods by our directors, officers, and employees without additional compensation. Brokerage firms, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to the beneficial owners of our common stock held in their names or in those of their nominees, and their reasonable expenses will be reimbursed upon request.
OTHER BUSINESS
Our Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.
By Order of the Board of Directors
Cindy Ferguson
Vice President and Chief Financial Officer,
Secretary, and Treasurer
April 9, 2023

Appendix A
Reconciliation of GAAP and Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles, or GAAP. Earnings before interest, taxes, depreciation, and amortization, or EBITDA, and EBITDA margin are non-GAAP financial measures. The SEC requires public companies to reconcile non-GAAP to related GAAP measures. In the table below, Net Income margin is Net Income (GAAP) divided by Revenue (GAAP), and EBITDA margin is EBITDA divided by Revenue (GAAP). EBITDA and EBITDA margin are metrics used by our management team as additional measures of our performance.
Reconciliation To GAAP Information ($ in thousands)	Year Ended 12/31/2023
	Amount	Margin
Net Income (GAAP)	$19,411	11.5%
Interest and Dividend Income	(806)
Interest Expense	149
Provision for Income Taxes	2,964
Depreciation and Amortization	15,098
EBITDA (Non-GAAP)	36,816	21.7%
Revenue (GAAP)	$169,326

A-1

Appendix B
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
Atrion Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the Certificate of Incorporation of Atrion Corporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on December 30, 1996 and has been duly adopted by the Board of Directors of Atrion Corporation (the “Corporation”) at a meeting of the Board of Directors of the Corporation on February 27, 2024 and by the stockholders of the Corporation on May 21, 2024 in accordance with Section 242 of the General Corporation Law of the State of Delaware.
SECOND: The Certificate of Incorporation is hereby amended to add the following as Article XIV:
ARTICLE XIV
14.01   To the fullest extent permitted by the Delaware General Corporation Law, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except for liability (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the officer derived any improper personal benefit, or (v) in any action by or in the right of the Corporation. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the officers of a corporation for breach of fiduciary duty, then an officer of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article XIV by the stockholders of the Corporation shall not adversely affect any right or protection of any officer of the Corporation existing at the time of such repeal or modification.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Cindy Ferguson, Vice President and Chief Financial Officer, Secretary, and Treasurer, this     day of May, 2024.
ATRION CORPORATION
By:

Cindy Ferguson
Vice President and Chief Financial
Officer, Secretary, and Treasurer

B-1

SCAN TOVIEW MATERIALS & VOTE ATRION CORPORATIONONE ALLENTOWN PARKWAY ALLEN, TX 75002 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32070-P05298 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ATRION CORPORATIONThe Board of Directors recommends you vote "FOR" the nominee listed in Item 1. 1.Election of Director.Nominee: For Against Abstain 1a. Preston G. Athey  The Board of Directors recommends you vote "FOR" Items 2, 3, and 4. For Against Abstain 2.Approval of an amendment of the Company’s Certificate of Incorporation to provide for exculpation of officers of the Company as permitted byDelaware law.3.Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year 2024.4.Approval, on an advisory basis, of executive officer compensation.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of 2024 Annual Meeting and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.V32071-P05298ATRION CORPORATIONANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Jeannette Bankes and John P. Stupp, Jr., or either of them, each with power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as specified on the reverse side of this proxy, and in their discretion upon such other matters that may properly come before the meeting or any adjournment thereof, all of the shares of Common Stock of Atrion Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atrion Corporation to be held at 10:00 a.m., Central Time, on Tuesday, May 21, 2024, at the offices of Atrion Corporation, One Allentown Parkway, Allen, TX 75002, and at any adjournment thereof.This proxy, if properly executed and returned, will be voted as specified or, if no specification is made, will be voted "FOR" the nominee listed in Item 1 and "FOR" Items 2, 3, and 4. If any other matters properly come before the meeting, this proxy will be voted as determined by the proxies in their discretion.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side.